Execution Version 315073055 ____________________________________________________________ EQUITY PURCHASE AGREEMENT by and among Aquawolf LLC, Mammoth Energy Partners LLC, Mammoth Energy Services, Inc., and Qualus, LLC Dated as of December 2, 2025 ____________________________________________________________ [***] CERTAIN INFORMATION HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEMS 601(B)(2)(II) AND 601(A)(5), FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL Exhibit 10.1

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		1
1.1	Definitions	1
ARTICLE II PURCHASE AND SALE OF THE PURCHASED EQUITY		13
2.1	Basic Transaction	13
2.2	Closing Transactions	13
2.3	Purchase Price	15
2.4	Withholding	17
ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY, SELLER AND SELLER MEMBER		17
3.1	Corporate Organization; Power and Authority; Legal Capacity	17
3.2	Capitalization	18
3.3	Authorization; Noncontravention	19
3.4	Subsidiaries	19
3.5	Financial Statements	19
3.6	Absence of Undisclosed Liabilities	20
3.7	No Material Adverse Effect	20
3.8	Absence of Certain Developments	20
3.9	Assets	22
3.10	Contracts and Commitments	24
3.11	Intellectual Property Rights	26
3.12	Litigation	29
3.13	Compliance with Laws	30
3.14	Environmental, Health and Safety Matters	30
3.15	Employees	31
3.16	Employee Benefit Plans	33
3.17	Insurance	36
3.18	Tax Matters	36
3.19	Brokerage [***]	38
3.20	Affiliate Transactions	38
3.21	Bank Accounts	39
3.22	Anti-Bribery Compliance; International Trade	39
3.23	Customer and Suppliers	40
3.24	Backlog.	40
3.25	Predecessor Entities	40
ARTICLE IV REPRESENTATIONS AND WARRANTIES CONCERNING BUYER		41
4.1	Organization and Power	41
4.2	Authorization	41
4.3	No Violation	41
4.4	Governmental Authorities and Consents	41
4.5	Litigation	41
4.6	Brokerage	41
4.7	Investment Purpose	42

- i -

- ii - ARTICLE V SURVIVAL; INDEMNIFICATION; OTHER COVENANTS ............................................ 42 5.1 Survival of Representations and Warranties ..................................................................... 42 5.2 Indemnification ................................................................................................................. 42 5.3 Press Release and Announcements ................................................................................... 46 5.4 Use of Name and Information........................................................................................... 46 5.5 Expenses ........................................................................................................................... 46 5.6 Specific Performance ........................................................................................................ 46 5.7 Further Assurances ........................................................................................................... 46 5.8 Confidentiality .................................................................................................................. 47 5.9 Tax Matters ....................................................................................................................... 47 5.10 Release .............................................................................................................................. 49 5.11 Restrictive Covenants ....................................................................................................... 50 5.12 Insurance Matters .............................................................................................................. 51 ARTICLE VI MISCELLANEOUS ............................................................................................................ 51 6.1 Amendment and Waiver ................................................................................................... 51 6.2 Notices .............................................................................................................................. 52 6.3 Successors and Assigns .................................................................................................... 53 6.4 Severability ....................................................................................................................... 53 6.5 Interpretation ..................................................................................................................... 54 6.6 No Third Party Beneficiaries ............................................................................................ 54 6.7 Complete Agreement ........................................................................................................ 54 6.8 Counterparts ...................................................................................................................... 54 6.9 Electronic Delivery ........................................................................................................... 54 6.10 Governing Law; JURISDICTION; WAIVER OF JURY TRIAL .................................... 55 6.11 Schedules .......................................................................................................................... 55 6.12 Non-recourse ..................................................................................................................... 56 6.13 Time Periods ..................................................................................................................... 56

- iii - EXHIBITS Exhibit A — Estimated Purchase Price Exhibit B — Accounting Principles

EQUITY PURCHASE AGREEMENT THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 2, 2025, by and among (i) Aquawolf LLC, a Delaware limited liability company (the “Company”), (ii) Mammoth Energy Partners LLC, a Delaware limited liability company (“Seller”), (iii) Mammoth Energy Services, Inc., a Delaware corporation (“Seller Member”), and (iii) Qualus, LLC, a Florida limited liability company (“Buyer”). WHEREAS, the Company provides a range of specialized engineering and consulting solutions to clients in the electrical transmission and distribution as well as the natural gas utility, infrastructure, and related industries, including utility engineering and design, owner’s engineer services, project management, scheduling, utility records research plotting, and consulting for electrical transmission and distribution as well as for natural gas pipelines, performance of technical design and procurement reviews, offering quality assurance and quality control services, third-party antenna attachment analysis (which for the avoidance of doubt, excludes wireless telecommunication carriers as well as tower and infrastructure real estate investment trusts and other entities that own and lease tower assets), system modeling and analysis, feasibility studies, greenfield designs, brownfield retrofits and upgrades, and substation and switchyard design (the “Business”); WHEREAS, Seller Member owns all of the issued and outstanding Equity Interests of and in Seller; WHEREAS, Seller owns all of the issued and outstanding Equity Interests (as defined herein) of and in the Company (the “Purchased Equity”); WHEREAS, on the terms set forth in this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Purchased Equity; and [***] NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and intending to be legally bound, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below: “Action” means any action, claim, suit (whether civil, criminal, administrative or judicial), charge, complaint, cause of action, demand, lawsuit, mediation, arbitration, audit, inquiry, proceeding (including any administrative enforcement proceeding, arbitration or mediation proceeding or proceeding in eminent domain), controversy, litigation, summons, subpoena or any civil, criminal, administrative or regulatory investigation. “ACA” shall have the meaning set forth in Section 3.16(c). “Adjustment Calculation Time” means 12:01 a.m. prevailing Central Daylight Time on the Closing Date; provided that, with respect to any calculation made pursuant to this Agreement as of the Adjustment Calculation Time, such calculation shall factor in and include the use or transfer of any assets of the Company (including Cash) (a) to repay or discharge any Indebtedness or pay any Transaction Expenses, or

-2- (b) outside of the ordinary course of business (including to the extent such assets are sold, liquidated, disposed of or otherwise used to pay any distributions to equityholders of the Company or repurchase any Equity Interests of the Company), in each case following the Adjustment Calculation Time and prior to the Closing. “Adjustment Escrow Amount” means Two Hundred Thousand Dollars ($200,000). “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, and, in the case of an individual, any individual related by blood, marriage or adoption to any such individual or any Person in which any such individual owns any beneficial interest or the estate of such individual, and, in the case of any trust, any grantor(s) or beneficiary(ies) of such trust. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any Person owns ten percent (10%) or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person; provided, however, that, Sponsor and its Subsidiaries and portfolio companies (other than Seller Member and its Subsidiaries) shall not be an Affiliate of the Company for purposes of Article III ((other than Section 3.20 (Affiliate Transactions)) or Section 5.11 hereof. “Affiliated Group” means any affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company is or has been a member. “Agreement” shall have the meaning set forth in the preamble. “AI Tools” mean Generative AI platforms or tools used in connection with the operation of the businesses of the Company. “Allocation Statement” shall have the meaning set forth in Section 5.9(h). “Backlog” shall have the meaning set forth in Section 3.24. “Base Purchase Price” means Thirty Million Dollars ($30,000,000). “Business” shall have the meaning set forth in the recitals. “Business Data” means all business information and all Personal Information and data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by the Company. “Business Day” means a day on which commercial banks in the United States of America are open for the transaction of commercial banking business, which will not include a Saturday, Sunday, or national holiday. “Buyer” shall have the meaning set forth in the preamble. “Buyer Indemnitees” means the Company, Buyer and their respective Affiliates and their respective equityholders, officers, managers, directors, employees, agents, partners, members, representatives, successors and assigns.

-3- “CARES Act” means (a) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116- 136) and any administrative or other guidance published with respect thereto by any Governmental Authority, or any other Law intended to address the consequences of COVID-19, and (b) any extension of, amendment, supplement, correction, revision or similar treatment to any provision of the CARES Act contained in the Consolidated Appropriations Act, 2021, H.R. 133. “Cash” means, at any given time, without duplication, the actual cash balances of the Company and deposits in transit but not yet credited, each as determined in accordance with GAAP, less (a) any restricted or trapped cash, (b) any bank overdrafts, (c) any outstanding checks, wires, transfers and drafts, (c) any deposits of third parties and any cash held as collateral and (d) any cash and cash equivalents received in connection with insurance claim(s) to the extent the underlying damage, destruction or loss giving rise thereto has not been cured or remediated. For the avoidance of doubt, “Cash” can be a negative number. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), as amended, and all rules, regulations and standards issued thereunder. [***] “Closing” shall have the meaning set forth in Section 2.2(a). “Closing Cash” means the aggregate amount of Cash as of the Adjustment Calculation Time. For the avoidance of doubt, “Closing Cash” can be a negative number. “Closing Date” shall have the meaning set forth in Section 2.2(a). “Closing Indebtedness” means the aggregate amount of all Indebtedness of the Company as of immediately prior to the Closing. “Closing Net Working Capital” means Net Working Capital as of the Adjustment Calculation Time. “Closing Statement” shall have the meaning set forth in Section 2.3(b). “Closing Statement Delivery Deadline” shall have the meaning set forth in Section 2.3(b). “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law. “Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified. “Company” shall have the meaning set forth in the preamble. “Company AI Products” mean all Company Products that employ, deploy, leverage, or make use of Generative AI. “Company Intellectual Property” shall have the meaning set forth in Section 3.11(b). “Company Owned Intellectual Property” shall have the meaning set forth in Section 3.11(f).

-4- “Company Products” means all Software and other products, including any of the foregoing currently in development, from which the Company has derived, is currently deriving or is scheduled to derive, revenue from the sale, license, maintenance or other provision thereof. “Confidential Information” means all information, in any form or medium, that relates (a) to the Company, including the business, products, financial position or condition, services or research or development of the Company or (b) to the respective suppliers and vendors, distributors, referral sources, customers, independent contractors or other business relations of the Company. Confidential Information shall not include any information that is or becomes generally known to, or available for use by, the public other than as a result of any acts or omissions of Seller, Seller Member, Sponsor or any of their respective Affiliates or Representatives. “Covered Tax Proceeding” shall have the meaning set forth in Section 5.9(e). “COVID-19” means the coronavirus disease known as SARS CoV2 or COVID-19, and any evolutions or mutations thereof or associated epidemic, pandemic or disease outbreaks. “Data Security Requirements” means, collectively, all of the following to the extent relating to Processing or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company, to the conduct of the Company’s business, or to any of the Systems or any Business Data: (a) the Company’s own rules, policies, guidelines, and procedures, including but not limited to, Company’s internal and externally posted privacy policies or notices; (b) all applicable laws, rules and regulations; (c) industry standards applicable to the industry in which the Company operates (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (d) contracts into which the Company has entered or by which it is otherwise bound. “Encumbrance” means any Lien (other than restrictions on transfer under the Securities Act and applicable state securities laws). “Enforceability Limitations” shall have the meaning set forth in Section 3.3(a). “Environmental and Safety Requirements” means all Laws concerning, related to, or involving in any way public health and safety, worker health and safety, exposure to Hazardous Materials, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of, or exposure to, any Hazardous Materials, including CERCLA and RCRA. “Equity Interests” means any and all stock, shares, interests, participations or other equivalents (however designated) of capital stock of a corporation and any and all ownership interests in a Person other than a corporation, including units, membership interests, partnership interests, joint venture interests and beneficial interests, and any and all warrants, options or other rights to purchase or other acquire any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any Person (whether or not incorporated) that, together with the Company, could be, or at any relevant time could have been, treated as a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA. “Escrow Agent” means [***].

-5- “Escrow Agreement” means the Escrow Agreement, by and among Seller, Buyer and the Escrow Agent governing the administration of the Adjustment Escrow Amount and the Indemnification Escrow Amount. “Escrow Amount” means the Indemnification Escrow Amount plus the Adjustment Escrow Amount. “Estimated Purchase Price” means the amount representing Seller’s good faith estimate, as of the date hereof, of the Purchase Price, which such amount and the calculation and components thereof are set forth on Exhibit A hereto. “Finalization Date” shall have the meaning set forth in Section 2.3(e). “Final Purchase Price” shall have the meaning set forth in Section 2.3(e). “Financial Statements” shall have the meaning set forth in Section 3.5(a). “Fundamental Representations” means the representations and warranties contained in Section 3.1 (Corporate Organization; Power and Authority; Legal Capacity), Section 3.2 (Capitalization), Section 3.3 (Authorization; Noncontravention) (other than the representations and warranties in Section 3.3(b) with respect to Material Contracts and Permits), Section 3.4 (No Subsidiaries), Section 3.9(a) (Assets), Section 3.19 (Brokerage [***]) and Section 3.20 (Affiliate Transactions). “GAAP” means United States generally accepted accounting principles in effect from time to time. “Generative AI” means artificial intelligence tools or other technology capable of generating various types of content including text, code, data, images, or other media, using models that have been trained on data sources for the purposes of generating output with any characteristics similar to such data. “Governing Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation, articles of association, formation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of each such Person and (b) all bylaws, voting agreements, stockholder agreements, investor rights agreements and similar documents, instruments or agreements relating, in each case, to the organization or governance of such Person, or the transfer of securities of such Person, in each case, as amended, restated, supplemented or otherwise modified. “Governmental Authority” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government, or any arbitrator or other arbitral body (public or private). “Guaranty” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable for the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection). “Hazardous Material” means any waste, substance, chemical, compound, or material listed under, regulated by, or which may give rise to liability or standards of conduct pursuant to, Environmental and Safety Requirements, including hazardous substances, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos or asbestos-containing material, polychlorinated

-6- biphenyls, contaminants of emerging concern, including per and polyfluoroalkyl substances, noise, odor, mold, radiation, radon, and any and all other substances or materials that are or may be reasonably determined to present a threat, hazard or risk to human health or the environment and is or may become regulated by or under Environmental and Safety Requirements. “Income Tax” means Taxes imposed on the Company at the entity level based on net income, any non-resident withholding Taxes required to be paid by the Company or on behalf of Seller (or any of Seller’s Affiliates), and any Taxes as a result of a SALT Election. “Indebtedness” means, with respect to any Person at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities of any kind or nature, (c) all obligations in respect of letters of credit, surety bonds, performance bonds and bankers’ acceptances or similar arrangements issued for the account of such Person (including any Affiliated loans), (d) all obligations arising out or in respect of outstanding severance obligations and unpaid bonuses or commissions, (e) all obligations required to be recorded as capital or finance leases in accordance with GAAP as of the date of determination of such Indebtedness or any obligations related to leases that are recorded as capital or finance leases in the Financial Statements (disregarding for purposes of this clause the effect of ASC 842), (f) all unpaid income Taxes of such Person in respect of any Pre- Closing Tax Period (including the portion of any Straddle Period ending on or before the Closing Date), regardless of whether then due and owing, which shall not be less than zero in any jurisdiction and shall not include any offsets or reductions with respect to Tax refunds, but which shall take into account any payments of estimated Tax to the extent made prior to the Closing Date and which would reduce any such unpaid income Taxes in the relevant jurisdiction for the relevant taxable period, (g) all unpaid “applicable employment taxes” or other payroll taxes deferred pursuant to the CARES Act or the Payroll Tax Executive Order, (h) any self-insured liabilities for worker’s compensation, health and welfare obligations or other matters, (i) all obligations (net of any portion of said obligations that are in accounts receivable) for any rebates, overpayments, billing and fee reconciliations and demands therefor owing to third parties, (j) declared but unpaid dividends or distributions, (k) all obligations due to equityholders or Affiliates of such Person or payable to third parties for the benefit of any Affiliates of such Person (including, for the avoidance of doubt, any accrued and unpaid property taxes), (l) all financed insurance premiums with respect to the Insurance Policies, and (m) all obligations in respect of accrued and unpaid interest on and any fees, prepayment premiums, penalties make-whole payments and other similar fees, expenses or payments related to any of the foregoing. “Indemnification Escrow Amount” means Two Million Two Hundred and Fifty Thousand Dollars ($2,250,000). “Indemnification Escrow Release Date” shall have the meaning set forth in Section 5.2(c). “Indemnified Taxes” means (a) any and all Taxes (or the nonpayment thereof) of the Company (including any Taxes required to be collected through withholding) for all Pre-Closing Tax Periods, (b) any and all Taxes of any Affiliated Group of which the Company is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or non-U.S. Law or regulation, (c) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Law, rule or regulation or otherwise, which Taxes relate to an event or transaction occurring before the Closing, and (d) reasonable out-of-pocket and third-party costs and expenses associated with preparing, filing, re-filing, amending, revoking, correcting, or modifying any Tax Return with respect to any Pre-Closing Tax Period (including, for the avoidance of doubt, such costs and expenses of any Tax Return allocable to the portion of any Straddle Period ending on the Closing Date).

-7- “Indemnitee” shall have the meaning set forth in Section 5.2(d). “Indemnitor” shall have the meaning set forth in Section 5.2(d). “Independent Accountant” means [***], or if [***] refuses or is otherwise unable to act as the Independent Accountant then Buyer and Seller shall cooperate in good faith to appoint a nationally recognized accounting firm that is mutually agreed upon by Buyer and Seller in writing to serve as the Independent Accountant; provided, that if Buyer and Seller are unable to agree on such a firm, they shall each nominate such a firm, and the two firms nominated shall nominate a third such firm, with such third firm to serve as the Independent Accountant. “Insurance Claim” shall have the meaning set forth in Section 5.12. “Insurance Policies” shall have the meaning set forth in Section 3.17. “Intellectual Property Rights” means any and all intellectual and industrial proprietary and property rights anywhere in the world, including the following: (a) patents, patent applications, patent disclosures, invention disclosures and inventions (regardless of whether patentable and regardless of whether reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (b) industrial design rights (including utility model rights, design rights, and industrial property rights) and registrations and applications for registration of industrial design rights; (c) Internet domain names, trademarks, service marks, trade dress, trade names, logos, slogans, company names, corporate names, phone numbers containing any of the foregoing (and all translations, adaptations, derivations and combinations of the foregoing), and registrations and applications for registration thereof together with all of the goodwill associated therewith; (d) copyrights (registered or unregistered) and copyrightable works, and registrations and applications for registration thereof; (e) mask works and registrations and applications for registration thereof; (f) rights in Software (in both source code and object code form) and documentation thereof; (g) trade secrets and confidential and proprietary information (including ideas, formulas, recipes, compositions, knowhow, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, data and databases, personally identifiable information, financial and marketing plans and customer and supplier lists and information); and (h) rights of privacy, publicity, and endorsement (including rights to the use of names, voices, likenesses, images, appearances, signatures, and biographical information of natural persons). “Inventory” means all raw materials, work-in-process, finished goods, supplies, parts, and packaging materials sold, used, or consumed by the Company, whether (a) located at a facility of the Company; (b) in transit to a facility of the Company, or (c) at a location separate from the facility of the Company. “Investment” as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including limited liability company interests, partnership interests and joint venture interests) of any other Person, and (b) any capital contribution by such Person to any other Person. “Key Employees” means, collectively, [***], [***], [***] and [***]. “Knowledge” means, when referring to the “Knowledge” of Seller or any other similar knowledge qualification, the actual knowledge of each of the Key Employees and [***] after due inquiry with their direct reports who would reasonably be likely to have knowledge of the particular matter.

-8- “Labor Agreement” shall have the meaning set forth in Section 3.10(a)(v). “Latest Balance Sheet” shall have the meaning set forth in Section 3.5(a). “Latest Balance Sheet Date” shall have the meaning set forth in Section 3.5(a). “Law” means any U.S. or non-U.S. federal, state, local or municipal statute, act, law, ordinance, regulation, directive, rule, code, order, judgment, injunction, ruling, award, writ, guidance, decree or principle of common law enacted, promulgated, adopted, applied, issued, enforced or entered by any Governmental Authority. “Lease” and “Leases” shall have the meaning set forth in Section 3.9(c). “Leased Real Property” shall have the meaning set forth in Section 3.9(c). “Lien” means any mortgage, pledge, hypothecation, deed of trust, lien, security interest, charge, claim, encroachment, community property interest, security agreement, easement, covenant, restriction, option, license (or sublicense) or other encumbrance or restriction of any kind or nature whatsoever. “Loss” means any loss, liability, demand, judgment, claim, action, cause of action, cost, damage, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable legal, consulting and other professional fees and expenses and all amounts paid in prosecution, investigation, defense or settlement of any of the foregoing). “Malicious Code” means any virus, worm, Trojan horse or similar disabling code or program. “Material Adverse Effect” means a material and adverse effect or development upon (a) the ability of Seller, Seller Member or the Company to execute or deliver this Agreement, to perform any of their obligations under this Agreement or to consummate any of the transactions contemplated by this Agreement or the ability of Buyer to receive the full benefit of the transactions contemplated by this Agreement or (b) the business, operations, assets, liabilities, financial condition or position, operating results, cash flow, net worth, supplier or other business relations of the Company taken as a whole; provided, however, that solely with respect to the foregoing clause (b), “Material Adverse Effect” shall not include any effect or development to the extent arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) any natural or man- made disaster or acts of God, in each case, except to the extent that any such matters disproportionately impact the Company, taken as a whole, relative to the other businesses in the industries in which the Company operates. “Material Contract” means the contracts, leases, licenses (or sublicenses), agreements and instruments set forth, or required to be set forth, on Schedule 3.10. “Material Customers” shall have the meaning set forth in Section 3.23(a). “Material Vendors” shall have the meaning set forth in Section 3.23(a). “Materiality Qualifier” means any qualification referencing the terms “material,” “materially,” “materiality,” “Material Adverse Effect,” “material adverse change,” “material respects,” “except where

-9- the failure to so comply would not reasonably be expected to have a Material Adverse Effect,” “for such exceptions that would not reasonably be expected to have a Material Adverse Effect” or other any similar terms, clauses or phrases of similar import or effect, other than the terms “Material Contracts” and “Material Vendors.” “Net Working Capital” means (x) the total current assets of the Company minus (y) the total current liabilities of the Company, in each case calculated in accordance with GAAP and the methodology set forth on Exhibit B (the “Accounting Principles”). To the extent the sample calculation set forth in Exhibit B-1 conflicts with GAAP, GAAP shall prevail; provided, however, that the illustrative adjustments to the rebate due to [***] (as offset by receivables related to such) set forth in Exhibit B-1 shall apply rather than GAAP such that Closing Net Working Capital shall be increased by the net amount of rebates due to [***]. “Net Working Capital Target” means One Million Two Hundred and Eighty Thousand Dollars ($1,280,000), as of the Adjustment Calculation Time. “Non-Compete Restricted Period” means a period of three (3) years from the Closing Date. “Non-Recourse Parties” shall have the meaning set forth in Section 6.12(a). “Non-Solicit Restricted Period” means a period of five (5) years from the Closing Date. “Notice of Disagreement” shall have the meaning set forth in Section 2.3(c). “Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (b) any license to Software that is considered “free” or “open source software” by the Open Source Foundation or the Free Software Foundation; or (c) any Reciprocal License, in each case whether or not source code is available or included in such license. “Parent” shall have the meaning set forth in the recitals. “Pass-Through Tax Return” means any federal, state, local or non-U.S. Tax Returns that report income with respect to the Company but with respect to which the direct or indirect beneficial owners of the Company are required to pay the related Tax. “Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any U.S. presidential memorandum, executive order or similar pronouncement permitting or requiring the deferral of any payroll Taxes (including those imposed by Section 3101(a) and 3201 of the Code, IRS Notice 2020-65 and IRS Notice 2021-11). “Permits” means all licenses, permits, registrations, accreditations, certifications, qualifications, approvals and consents pending with or issued by Governmental Authorities or accreditation organizations, or the administrative agents thereof.

-10- “Permitted Liens” means (a) Liens for Taxes not due and payable, for which adequate reserves have been maintained on the Latest Balance Sheet in accordance with GAAP, (b) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business for amounts which are not due and payable, (c) Liens arising from zoning ordinances which are not material to the business of the Company as currently conducted thereon, and (d) with respect to Liens on Intellectual Property Rights, nonexclusive licenses (or sublicenses) granted to customers in the ordinary course of business. “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, other entity or Governmental Authority. “Personal Information” means any and all information, whether alone or together with any other data or information, (i) relating to, describing, is reasonably capable of being associated with or could be reasonably linked with an identified or identifiable individual or household, or (ii) information that constitutes “personal information” or “personal data” or “protected health information” or any similar term under applicable Data Security Requirements. “Plan” shall have the meaning set forth in Section 3.16(a). “PPP Loan” means any “Paycheck Protection Program” loan(s), grant(s) or similar financial assistance in connection with the CARES Act. “Pre-Closing Tax Period” means taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period. “Proceeding” shall have the meaning set forth in Section 3.12. “Processing” means the access, collection, use, processing, storage, sharing, adaptation or alteration, retrieval, distribution, transmission, dissemination or otherwise making available, transfer, disclosure, security, destruction, or disposal of any personal, sensitive, or confidential information or data (whether in electronic or any other form or medium). “Purchased Equity” shall have the meaning set forth in the recitals. “Purchase Price” shall have the meaning set forth in Section 2.2(a). “RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations and standards issued thereunder. “Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (a) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form); (b) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; (c) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software; (d) a requirement that such other Software be redistributable by other licensees; or (e) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software). “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into

-11- the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Hazardous Material). “Released Claims” shall have the meaning set forth in Section 5.10. “Releasors” shall have the meaning set forth in Section 5.10. “Releasees” shall have the meaning set forth in Section 5.10. “Registered Company Intellectual Property” shall have the meaning set forth in Section 3.11(a). “Representatives” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Restricted Party” and “Restricted Parties” shall have the meanings set forth in Section 5.11(a). “SALT Election” means an election under applicable state or local Income Tax Laws made by the Company pursuant to which the Company incurs or is otherwise liable for any state or local Tax liability under applicable state or local Income Tax Law that would have been borne (in whole or in part) by the direct or indirect equity owners of the Company had no such election been made (e.g., any “Specified Income Tax Payment” as defined by IRS Notice 2020-75). “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force. “Security Incident” means actions that result in an actual, suspected, alleged or potentially likely cyber or security incident that could have an adverse effect on any Systems, Confidential Information or Business Data, including an occurrence that actually or potentially likely jeopardizes the confidentiality, integrity, or availability of any Systems, Confidential Information or Business Data. A Security Incident includes incidents of security breaches or intrusions, denial of service, or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, or destruction of any Systems, Confidential Information or Business Data, or any loss, distribution, compromise or unauthorized access to or disclosure of any of the foregoing. “Seller” shall have the meaning set forth in the preamble. [***] [***] “Seller Indemnitees” means Seller and its Affiliates and their respective equityholders, officers, managers, directors, employees, agents, partners, members, representatives, successors and assigns. “Seller Member” shall have the meaning set forth in the preamble. “Seller Member Insurance Policies” shall have the meaning set forth in Section 5.12. “Software” means computer software (in object code or source code format), computer programs, applications, specifications, interfaces, definitions, utilities, development tools, diagnostics, and embedded systems, in any form or medium, including source code, object code and executable code, and all databases and data used with, or used to develop, any of the foregoing, together with all related user manuals, programmer documentation, text, diagrams, graphs, charts, and other documentation and materials.

-12- “Sponsor Restrictive Covenants Agreement” means the Restrictive Covenants Agreement, dated as of the date hereof, by and among Wexford Capital LP, a Delaware limited partnership (“Sponsor”), and Buyer. “Straddle Period” shall have the meaning set forth in Section 5.9(a). “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity. “Systems” means any and all Software, computer hardware (whether general purpose or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, peripherals and computer systems, and other information technology systems, platforms and processes, including any outsourced systems, platforms and processes, and other similar or related items of automated, computerized and/or Software systems, platforms and processes that are owned, used or held for use by or on behalf of Company, including all data and information stored in or transmitted by any of the foregoing and documentation related to any of the foregoing. “Tail Policies” means a prepaid and non-cancellable customary directors’ and officers’ liability, employment practices liability, and fiduciary liability insurance “tail policy” for the Company with a six- year extended reporting period from the Closing Date. “Tax” means any federal, state, local or foreign income, gross receipts, franchise, profits, escheat, abandoned or unclaimed property (whether or not designated as a tax under applicable Law), estimated, alternative minimum, addon minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, employment, unemployment, disability, payroll, license, employee or other withholding, privilege, duty, ad valorem or other tax, of any kind whatsoever and however denominated, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, regardless of whether disputed. “Tax Returns” means returns, elections, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements, attachments or information) filed with or submitted to, or required to be filed or submitted in connection with the determination, assessment or collection of any Taxes of any Person or the administration of any Laws, regulations or administrative requirements relating to any Taxes, and including any amendments thereof. “Training Data” means training data, validation data, test data, scraped or harvested datasets or databases, in each case used to train, finetune, enhance or improve Generative AI.

-13- “Training Dataset” means any set of Training Data that the Company has used in the development, ongoing operation or improvement of any Generative AI and the license terms applicable thereto. [***] “Transaction Documents” means, collectively, this Agreement and all of the schedules, exhibits, certificates, agreements and other documents contemplated thereby and delivered in connection herewith, including the Transition Services Agreement and the Escrow Agreement. “Transaction Expenses” means all unpaid fees, costs and expenses (including investment bankers’, attorney’s and accountant’s fees, costs and expenses) incurred by or on behalf of (or that are otherwise payable by) Seller, the Company and/or Seller Member in connection with the transactions contemplated by this Agreement and the other Transaction Documents (or any alternative transaction hereto), whenever due and payable, including, for the avoidance of doubt, (a) any brokerage fees, commissions, finder’s fees or financial advisory fees (in each case including all related costs and expenses), (b) [***], (c) fifty percent (50%) of the costs and expenses associated with the Tail Policies, (d) one hundred (100%) of the fees and expenses with respect to the Escrow Agent, and (e) Seller’s portion of any Transfer Taxes pursuant to Section 5.9(i). “Transfer Taxes” shall have the meaning set forth in Section 5.9(i). “Transition Services Agreement” means the Transition Services Agreement, dated as of the date hereof, by and among Seller, the Company and Buyer. “WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988 as amended, 29 U.S.C. § 2101 et seq. and any similar Law. ARTICLE II PURCHASE AND SALE OF THE PURCHASED EQUITY 2.1 Basic Transaction. On the terms set forth in this Agreement, at the Closing, Buyer shall and hereby does purchase from Seller, and Seller shall and hereby does sell, convey, assign, transfer and deliver to Buyer, all of Seller’s right, title and interest in and to the Purchased Equity, free and clear of all Encumbrances. 2.2 Closing Transactions. (a) The purchase and sale of the Purchased Equity contemplated by this Agreement (the “Closing”) shall take place on the date hereof (the “Closing Date”) remotely via the electronic (i.e., email/PDF) delivery of documents and signatures on the date hereof. The Closing will be deemed to be effective as of 12:01 a.m. Central Daylight Time on the Closing Date. The aggregate purchase price for the Purchased Equity (the “Purchase Price”) payable by Buyer to Seller on the Closing Date shall be an aggregate amount equal to the result of (i) the Base Purchase Price, plus (ii) Closing Cash, minus (iii) Closing Indebtedness, plus (iv) the aggregate amount (if any) by which Closing Net Working Capital is greater than the Net Working Capital Target, minus (v) the aggregate amount (if any) by which Closing Net Working Capital is less than the Net Working Capital Target, minus (vi) the aggregate amount of all Transaction Expenses. (b) At the Closing, on the terms set forth in this Agreement:

-14- (i) Buyer shall pay, or cause to be paid, to Seller an amount equal to the Estimated Purchase Price less the Escrow Amount by wire transfer of immediately available funds to the account designated by Seller prior to the date hereof; (ii) Buyer shall pay, or cause to be paid, to the beneficiaries thereof (as identified by Seller to Buyer) (A) all Indebtedness for borrowed money of the Company outstanding as of the Closing as set forth on Schedule 2.2(b)(ii)(A), and (B) the Transaction Expenses due and owing as of the Closing set forth on Schedule 2.2(b)(ii)(B); [***], if any, shall be paid or caused to be paid to the Company for further distribution to the beneficiaries thereof (as identified by Seller to Buyer); (iii) Buyer shall pay, or cause to be paid, to the Escrow Agent, the Escrow Amount; (iv) Buyer shall deliver to Seller, the following: (A) the Transition Services Agreement, duly executed by Buyer; (B) the Escrow Agreement, duly executed by Buyer, and (C) the Sponsor Restrictive Covenants Agreement, duly executed by Buyer; (v) Seller shall deliver to Buyer the following: (A) good and valid title to all of the Purchased Equity, free and clear of all Encumbrances, together with duly executed instruments evidencing the assignment of the Purchased Equity; (B) evidence that all of the agreements and arrangements set forth on Schedule 2.2(b)(v)(B) have been terminated and are of no further force or effect without any further liabilities of the Company thereunder or in connection therewith; (C) evidence of releases of all Liens (other than any Permitted Liens) related to the assets and properties of the Company and payoff letters with respect to any Indebtedness for borrowed money of the Company outstanding as of the Closing as set forth on Schedule 2.2(b)(ii)(A), and terminations of guarantees or other obligations thereunder, associated with the related Indebtedness incurred or guaranteed by the Company or otherwise related to the Purchased Equity, and confirmation that the holder of such Indebtedness will release such Liens and terminate such guarantees or obligations, in each case, in a form reasonably acceptable to Buyer; (D) all third-party consents and approvals set forth on Schedule 2.2(b)(v)(D); (E) all governmental and regulatory consents, novations, approvals, licenses and authorizations set forth on Schedule 2.2(b)(v)(E); (F) copies of the resolution of the Company’s member authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

-15- (G) the resignation, effective as of the Closing, of each officer, director, and manager (in their capacity as such), of the Company; (H) a good standing certificate for the Company from its jurisdiction of organization and each jurisdiction in which the Company is qualified to do business as a foreign entity, in each case, dated as of within five (5) Business Days prior to the Closing Date; (I) a properly completed and duly executed IRS Form W-9 from Seller; (J) invoices with respect to all Transaction Expenses (other than with respect to any Transaction Expenses that are compensatory payments to employees or other service providers of the Company); (K) all books and records and other property of the Company in Seller’s possession or under Seller’s control; (L) evidence that Buyer and Buyer’s Affiliates (as designated by Buyer) have been added as authorized Persons to the bank accounts set forth on Schedule 3.21 and the removal of [***] and [***] as authorized Persons from such bank accounts; (M) the Transition Services Agreement, duly executed by Seller and the Company; (N) the Sponsor Restrictive Covenants Agreement, duly executed by Sponsor; (O) the Escrow Agreement, duly executed by Seller and the Escrow Agent; (P) [***] (Q) [***] 2.3 Purchase Price. (a) The aggregate purchase price for the Purchased Equity payable by Buyer to Seller on the Closing Date shall be the Purchase Price. (b) Within ninety (90) days following the Closing Date (the “Closing Statement Delivery Deadline”), Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth Buyer’s calculation of the Purchase Price and the related components thereof, as of the relevant calculation times. The Closing Statement shall be prepared in accordance with the Accounting Principles and the applicable definitions set forth in this Agreement. (c) During the thirty (30) days immediately following receipt by Seller of the Closing Statement, and any period of dispute with respect thereto thereafter, Buyer shall, and shall cause the Company to, (i) provide Seller with reasonable access during normal business hours and upon reasonable advance written notice to Buyer to the books and records of the Company for purposes of the review of the Closing Statement, and (ii) reasonably cooperate with Seller in connection with such review, provided that such access shall not unreasonably disrupt the normal operations of Buyer or its Affiliates. The Closing

-16- Statement and the calculation of the Purchase Price set forth therein shall become final and binding upon the parties hereto thirty (30) days following receipt by Seller thereof unless Seller gives written notice of its disagreement (a “Notice of Disagreement”) to Buyer prior to the end of such thirty (30)-day period; provided that the Closing Statement and the calculation of the Purchase Price set forth therein shall become final and binding upon the parties hereto upon delivery by Seller, prior to the expiration of such thirty (30)- day period, of written notice to Buyer of its acceptance of the Closing Statement and the calculation of the Purchase Price set forth therein. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of any disagreement so asserted and include all supporting schedules, analyses, working papers and other relevant documentation. (d) If a timely Notice of Disagreement is delivered by Seller, then the Closing Statement (as revised in accordance with this Section 2.3(d)), and the calculation of the Purchase Price set forth therein, shall become final and binding upon the parties hereto on the earlier of (i) the date any and all matters specified in the Notice of Disagreement are finally resolved in writing by Seller and Buyer and (ii) the date any and all matters specified in the Notice of Disagreement not resolved by Seller and Buyer are finally resolved in writing by the Independent Accountant. The Closing Statement shall be revised to the extent necessary to reflect any resolution by Seller and Buyer and any final resolution made by the Independent Accountant in accordance with this Section 2.3(d). During the thirty (30) days immediately following the delivery of a Notice of Disagreement or such longer period as Seller and Buyer may agree in writing, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. During such period, Buyer shall be permitted to review the working papers of Seller and its Representatives and advisors relating to the Notice of Disagreement. At the end of such thirty (30)-day period or such longer period as Seller and Buyer may agree to in writing, Seller and Buyer shall submit to the Independent Accountant for review and resolution of any and all matters (but only such matters) which remain in dispute and which were included in the Notice of Disagreement. Buyer and Seller shall instruct the Independent Accountant to, and the Independent Accountant shall, make a final determination of the items included in the Closing Statement (to the extent such amounts are in dispute) in accordance with the terms of this Agreement. The Independent Accountant shall be requested to render a determination, acting as an expert and not as an arbiter, within sixty (60) days after referral of the matter to the Independent Accountant, which determination must be in writing and must set forth, in reasonable detail, the basis therefor and must be based solely on (A) the definitions and other applicable provisions of this Agreement, (B) a single written presentation (which presentation shall be limited to the matters which remain in dispute and which were specified in the timely delivered Notice of Disagreement) submitted by each of Seller and Buyer to the Independent Accountant within thirty (30) days after the engagement thereof (which the Independent Accountant shall forward to Buyer or Seller, as applicable) and (C) one written response submitted to the Independent Accountant by each of Buyer and Seller within fourteen (14) days after receipt of each such presentation (which the Independent Accountant shall forward to Buyer or Seller, as applicable), which such determination shall be conclusive, final and binding on each party hereto. No hearing shall be held and no discovery shall be permitted. Buyer and Seller will cooperate with the Independent Accountant during the term of its engagement and the parties agree not to engage in any ex parte communication with the Independent Accountant. Buyer and Seller shall instruct the Independent Accountant to, and the Independent Accountant shall, make a final determination of the items included in the Closing Statement (to the extent such items are in dispute) by selecting either Buyer’s position in its entirety or Seller’s position in its entirety. The Closing Statement and the calculation of the Purchase Price set forth therein shall become final and binding on the parties hereto on the date the Independent Accountant delivers its final resolution in writing to Buyer and Seller, and such resolution by the Independent Accountant shall not be subject to court review or otherwise appealable. The costs and expenses of the Independent Accountant shall be borne by the Seller, on the one hand, or Buyer, on the other hand, in such amount of disputed items submitted to the Independent Accountant based on the proportion that the aggregate amount of disputed items submitted to the Independent Accountant that is unsuccessfully disputed by Seller, on one hand, or Buyer, on the other hand, as determined by the

-17- Independent Accountant, bears to the total amount of such disputed items so referred to the Independent Accountant for resolution (for example, should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of Seller’s position, sixty percent (60%) of the costs of its review would be borne by Buyer and forty percent (40%) of the costs would be borne by Seller). The proportions of such fees and disbursements shall be calculated by the Independent Accountant and shall be reflected in its written report. (e) If the Purchase Price as finally determined in accordance with this Section 2.3 (the “Final Purchase Price”) is greater than or equal to the Estimated Purchase Price, then, within seven (7) Business Days after the Closing Statement becomes final and binding in accordance with the terms hereof (such date the Closing Statement becomes final and binding, the “Finalization Date”), (i) Buyer and Seller shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to release the Adjustment Escrow Amount to the Seller; and (ii) Buyer shall make or cause to be made payment to Seller by wire transfer of immediately available funds to the account designated by Seller, of an amount (which may be zero) equal to the amount by which the Final Purchase Price exceeds the Estimated Purchase Price. (f) If the Final Purchase Price is less than the Estimated Purchase Price, then, within seven (7) Business Days of the Finalization Date, (i) Buyer and Seller shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to release and pay to Buyer from the Adjustment Escrow Amount such deficit, and (ii) distribute to Seller, by wire transfer of immediately available funds to an account specified by Seller, the Adjustment Escrow Amount (after subtracting such deficit). In the event that the Adjustment Escrow Amount is not sufficient to satisfy such deficit, then Seller and Seller Member shall, within seven (7) Business Days of the Finalization Date, jointly and severally, pay to Buyer, by wire transfer of immediately available funds to an account specified by Buyer, the amount of the deficit not satisfied from the Adjustment Escrow Amount. (g) Payments made pursuant to this Section 2.3 shall be treated as an adjustment to the Purchase Price for federal, state, local and non-U.S. income tax purposes, except as otherwise required by applicable Law. 2.4 Withholding. Notwithstanding anything in this Agreement to the contrary, Buyer or its designee (and, in the case of any compensatory amounts, the Company), any Affiliate of the foregoing and any other applicable withholding agent shall be entitled to withhold and deduct from the consideration otherwise payable pursuant to this Agreement such amounts as Buyer or its designee or the Company or such Affiliate or any other applicable withholding agent are required to deduct and withhold with respect to the making of such payment under any provision of applicable Law. All such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made. ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY, SELLER AND SELLER MEMBER As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of Seller and Seller Member, jointly and severally, hereby represent and warrant to Buyer as of the Closing that: 3.1 Corporate Organization; Power and Authority; Legal Capacity.

-18- (a) The Company is an entity duly created, formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its creation, formation or organization and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The Company possesses all requisite power and authority necessary to own and operate its properties, to carry on its businesses, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. Seller has made available to Buyer true, correct and complete copies of the Company’s Governing Documents which reflect all amendments made thereto. The Company is not in default under or in violation of any provision of its Governing Documents. Schedule 3.1(a) sets forth a true and correct list of (i) all of the officers, managers or directors, or members of the Company and (ii) each jurisdiction in which the Company is qualified to conduct business as a foreign entity. (b) Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, formation or organization and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except were the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Seller possesses all requisite power and authority necessary to own and operate its properties, to carry on its businesses, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. (c) Seller Member is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation, formation or organization and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except were the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Seller Member possesses all requisite power and authority necessary to own and operate its properties, to carry on its businesses, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. 3.2 Capitalization. (a) The authorized, issued and outstanding Equity Interests of the Company are set forth on Schedule 3.2(a)(i). All of the issued and outstanding Equity Interests of the Company are held beneficially and of record by Seller, free and clear of all Encumbrances. At the Closing, Seller shall sell to Buyer good and valid title to the Purchased Equity, free and clear of all Encumbrances. Except as set forth on Schedule 3.2(a)(ii), the Company has no outstanding securities (including options, warrants or similar rights) convertible or exchangeable for any of its Equity Interests or containing any profit participation features, nor any rights or options to subscribe for or to purchase its Equity Interests or any stock or securities convertible into or exchangeable for its Equity Interests or any stock appreciation rights or phantom stock plan or similar equity-like arrangements. The Company is not subject to any option or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests or any warrants, options or other rights to acquire any of its Equity Interests. The Company has not violated any foreign, federal or state securities Laws in connection with the offer, sale or issuance of its Equity Interests. All of the issued and outstanding Equity Interests of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements with respect to the voting or transfer of the Company’s Equity Interests or with respect to any other aspect the Company’s affairs. There are no bonds, debentures, notes or other indebtedness of the Company outstanding having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any equityholders of the Company may vote. No event has occurred, and to the Knowledge of Seller no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any liability of the Company to any current, former or alleged holder of equity interests of the Company

-19- in such Person’s capacity (or alleged capacity) as a holder of such equity interests, whether related to the Transaction or otherwise. (b) All Indebtedness of the Company as of immediately prior to the Closing (including the outstanding amount thereof) is set forth on Schedule 3.2(b). (c) Seller Member owns all of the outstanding Equity Interests of Seller. 3.3 Authorization; Noncontravention. (a) The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company, Seller or Seller Member are a party have been duly authorized by the Company, Seller and Seller Member, as applicable, and no other act (corporate or otherwise) or other proceeding on the part of the Company, Seller or Seller Member, is necessary to authorize the execution, delivery or performance of this Agreement and the other Transaction Documents to which such Person is a party and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company, Seller and Seller Member and constitutes a valid and binding obligation of each of them enforceable in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law) (such limitations, the “Enforceability Limitations”), and each of the other Transaction Documents to which the Company, Seller or Seller Member is a party, when executed and delivered by the Company, Seller or Seller Member, as applicable, in accordance with the terms hereof and thereof, shall each constitute a valid and binding obligation of such Person, enforceable in accordance with its respective terms, except as may be affected by the Enforceability Limitations. Seller has full power and authority to convey good and marketable title to all of the Purchased Equity, and upon the consummation of the transactions contemplated hereby, Buyer will receive good and marketable title to such Purchased Equity, free and clear of all Encumbrances. (b) Except as set forth on Schedule 3.3(b), the execution and delivery by the Company, Seller and Seller Member of this Agreement and all of the other Transaction Documents to which each of them is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, Seller or Seller Member do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Encumbrance upon the Purchased Equity or any assets of any the Company pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any Governmental Authority, the Company’s Governing Documents, or any Law to which the Company, Seller or Seller Member is subject, or any Material Contract, Permit, order, judgment or decree to which the Company, Seller or Seller Member is subject. 3.4 Subsidiaries. The Company does not have and has never had any Subsidiaries. Except as set forth on Schedule 3.4, the Company does not own or hold, directly or indirectly, the right to acquire any Equity Interests in any other Person or has any obligation to make any Investment in any Person. 3.5 Financial Statements. (a) Attached to Schedule 3.5(a) are true and correct copies of (i) the unaudited balance sheets of the Company as December 31, 2023 and December 31, 2024 and the related statements of income for the fiscal years then ended, (ii) the unaudited balance sheet of the Company as of October 31, 2025, and

-20- the related statement of income for the 10-month period then ended (the financial statements set forth in the foregoing clauses (i) and (ii) are collectively referred to herein as the “Financial Statements”). The unaudited balance sheet of the Company as of October 31, 2025 is referred to herein as the “Latest Balance Sheet” and such date is referred to herein as the “Latest Balance Sheet Date”. Each of the Financial Statements fairly presents, in all material respects, the financial position of the Company as of the respective dates thereof and the operating results of the Company for the periods covered thereby, and has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in each case, to the absence of footnote disclosures. (b) All accounts receivable of the Company are (i) recorded as unconditional rights to consideration arising from sales or services in accordance with ASC 606, and (ii) measured at net realizable value, subject to an allowance for doubtful accounts as required by GAAP. (c) Operating expenses of the Company reflected on the Financial Statements are recognized as incurred in accordance with GAAP, including both cash and accrual basis items, and are presented without regard to timing of cash payments. (d) All current liabilities of the Company reflected on the Financial Statements (including credit card payables and accrued payroll), and all current liabilities arising from or otherwise relating to the Company as of the Closing Date, (i) relate to the Company, and (ii) arose in transactions in the ordinary course of business. Current liabilities are recorded in accordance with GAAP when the obligation is incurred, reflecting all material obligations and estimates. (e) The Company maintains a system of internal controls that provides reasonable assurance that transactions are recorded as necessary to permit the preparation of the Financial Statements in accordance with GAAP consistently applied. To the Knowledge of Seller, no fraud has been discovered, whether or not material, that (i) involved any member of the management of the Company or its Affiliates that fulfill a similar role with respect to the Company, (ii) involved any other senior employee of the Company or its Affiliates that fulfill a similar role with respect to the Company, or (iii) involved any other employee, of any position or role, that highlights any deficiencies or weaknesses in the internal controls over financial reporting of the Company. 3.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.6, the Company has not, and the Company will not have, any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when or by whom asserted) arising out of any transaction entered at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, other than (a) liabilities to the extent specifically reflected and adequately reserved on the Latest Balance Sheet, (b) liabilities and obligations which have arisen since the Latest Balance Sheet Date in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of Law, claim or lawsuit), or (c) obligations under any Material Contract or under contracts and commitments entered into in the ordinary course of business which are not required to be disclosed on Schedule 3.10 pursuant to Section 3.10 (but not liabilities for any breach of any such contract or commitment occurring on or prior to the Closing Date). 3.7 No Material Adverse Effect. Since December 31, 2024, there has occurred no fact, event or circumstance which has had, or would reasonably be expected to have, a Material Adverse Effect. 3.8 Absence of Certain Developments. Except as set forth on Schedule 3.8, since December 31, 2024, (i) the Company has conducted its business in the ordinary course of business, and (ii) the Company has not:

-21- (a) amended its Governing Documents; (b) split, combined, exchanged or reclassified any of its Equity Interests; (c) issued any notes, bonds or other debt securities or any Equity Interests or any securities or rights convertible, exchangeable or exercisable into any Equity Interests; (d) declared or paid any dividends or distributions on or in respect of any of its Equity Interests or redeemed, purchased or acquired any of its Equity Interests; (e) incurred, assumed or guaranteed any Indebtedness; (f) mortgaged or pledged any of its properties or assets (including any Intellectual Property Rights) or subjected them to any Lien, except for Permitted Liens; (g) acquired any material tangible or intangible assets, except in the ordinary course of business; (h) sold, assigned, transferred, leased, licensed (or sublicensed), or otherwise encumbered any of its material tangible or intangible assets, except in the ordinary course of business, or canceled any material debts or claims; (i) sold, assigned, transferred, leased, licensed (or sublicensed), granted any other rights under, encumbered, or otherwise disposed of any Intellectual Property Rights (except, in each case, for any nonexclusive licenses (or sublicenses) granted to customers or vendors in the ordinary course of business), disclosed to any Person (other than to Buyer and its Affiliates), or allowed to fall into the public domain, any material Confidential Information, or abandoned or permitted to lapse any Intellectual Property Rights; (j) hired, engaged, furloughed, temporary laid off or terminated (without cause) the employment or service of any current or former employee or independent contractor with a total annual compensation that exceeds $100,000; (k) (i) made or granted any bonus or any compensation or salary increase or decrease to any current or former employee, consultant or other individual service provider, (ii) made or granted any increase in the benefits or compensation provided under any Plan, (iii) amended or terminated any existing Plan or other benefit or compensation plan, program, policy, agreement or arrangement, (iv) established or adopted any new Plan or other benefit or compensation plan, program, policy, agreement or arrangement or (v) entered into, negotiated, extended, amended or terminated any collective bargaining agreement or other labor agreement with any labor union or other labor organization or employment or consulting agreement; (l) (i) modified, amended, extended, terminated or entered into any Labor Agreement or (ii) recognized or certified any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company; (m) implemented or announced any facility or plant closings, layoff of employees, or other actions that that could implicate the WARN Act;

-22- (n) waived or released any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; (o) suffered any extraordinary losses or waived any rights of material value (regardless of whether in the ordinary course of business) in excess of $50,000 in the aggregate; (p) delayed or postponed the payment of any accounts payable or commissions or any other liability or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other liability or accelerated the collection of (or discounted) any accounts or notes receivable, in each case other than in the ordinary course of business; (q) made commitments for capital expenditures that aggregate in excess of $50,000; (r) made any loans or advances to, guaranties for the benefit of, or any Investments in, any Person; (s) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance; (t) made any change in any method of accounting or accounting policies or made any write-down in the value of its Inventory that is material or that is other than in the usual, regular and ordinary course of business or reversed any accruals (regardless of whether in the ordinary course of business); (u) made or changed any Tax election, adopted or changed any tax accounting method, changed any annual Tax accounting period, filed any amended Tax Return, entered into any Tax closing agreement, settled any Tax claim or assessment, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment, or failed to pay any Tax that became due and payable (including estimated Tax payments); (v) acquired, by merger or consolidation with, or by purchase of all or a substantial portion of the assets or equity of, or by any other manner, any business or any Person or any division thereof, or entered into any joint venture, partnership or other similar arrangement for the conduct of its business, or making of any Investment in, or any loan to, any other Person; (w) adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filed a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law; (x) entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business anywhere in the world; (y) made any purchase of Inventory outside the ordinary course of business or changed the Company’s Inventory purchasing practices; or (z) agreed, whether orally or in writing, to do any of the foregoing. 3.9 Assets. (a) The Company has good and marketable title to, or a valid leasehold interest in or valid and enforceable license to use, all properties and assets useful or used by the Company or shown on

-23- the Latest Balance Sheet or acquired after the date thereof (other than properties and assets disposed of for fair consideration in the ordinary course of business since the Latest Balance Sheet Date), free and clear of all Liens (except for Permitted Liens). The Company owns, has a valid leasehold interest in or has the valid and enforceable right to use, all assets, properties, rights (including contractual rights), titles or interests, tangible or intangible, necessary for the conduct of its businesses as presently conducted. (b) All fixtures, vehicles, machinery, equipment and other tangible assets (whether owned or leased) used by the Company are, except for ordinary wear and tear and repairs being carried out in the ordinary course of business, in good condition and repair and are fit for use in the ordinary course of business of the Company as presently conducted. (c) The Company does not own, and has never owned, any real property. The Company has a valid leasehold interest in each Leased Real Property. Schedule 3.9(c) sets forth a complete list of the addresses of all real property leased or subleased by the Company, the identity of the lessee or sublessee thereof and a true and complete list of all leases, subleases, licenses and rights to occupy land, buildings, structures, improvements, fixtures or other interests in real property held by the Company (the “Leased Real Property”). Seller has made available to Buyer complete and accurate copies of each of the leases for the Leased Real Property, together with all amendments, extensions, guarantees, subordination non-disturbance and attornment agreements and any other binding supplements, waivers or other changes thereto, either written or oral, under which the Company is the lessee, or holds or operates, any real property (each a “Lease” and collectively, the “Leases”). The Leased Real Property constitutes all the real property required to be owned or leased by the Company in connection with the operation of the Company’s business as currently conducted. There are no eminent domain, condemnation or other similar proceedings pending or, to the Knowledge of Seller, threatened against the Company or otherwise affecting any portion of Leased Real Property, and the Company has not received any notice of the same. The current use of the Leased Real Property does not violate in any material respect any instrument of record or agreement affecting the Leased Real Property, and there is no violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over the Leased Real Property or the use or occupancy thereof, except for such violations as would not materially interfere with the continued use and operations for the Company’s business as currently conducted on the property to which they relate or materially adversely affect the value thereof for the current use of the Company. With respect to each Lease: (i) such Lease is legal, valid, binding and enforceable against the Company and, to the Knowledge of Seller, each other party thereto, and in full force and effect; (ii) neither the Company nor, to the Knowledge of Seller, any other party to such Lease is in breach or default thereof, nor does there exist any condition that, upon the passage of time or the giving of notice or both, would cause a default, nor has any waiver, indulgence or postponement of any of the Company’s obligations, as party to such Lease, been granted by any owner of Leased Real Property; (iii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered or subleased any interest in such Lease; (iv) the possession and quiet enjoyment of the Leased Real Property under such Lease by the Company has not been disturbed and there are no disputes with respect to such Lease; (v) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (vi) the Company does not owe, and there is no agreement or obligation existing as of the Closing regarding the payment by the Company of any future, any brokerage commissions or finder’s fees with respect to such Lease; (vii) the Company has not subleased, licensed, or otherwise granted any person the right to use or occupy, all or any portion of the Leased Real Property subject to such Lease; (viii) leasehold interests relating to such Lease are free and clear of all Liens, other than Permitted Liens; (ix) the Company has not received any written notice from the other party to any Lease of the termination or proposed termination thereof; (x) no Person other than the Company has the right to use, occupy or lease all or any portion of the Leased Real Property; and (xi) the Company has not received any notice of any violation or claimed violation by any of them of any such Laws with respect to the Leased Real Property which have not been resolved.

-24- 3.10 Contracts and Commitments. (a) Except as set forth on Schedule 3.10, the Company is not party to or bound by any written or oral: (i) pension, profit sharing, stock option, stock appreciation right, phantom stock, employee stock purchase, equity-based incentive or other plan or arrangement providing for deferred or other compensation (including any bonuses or other remuneration and whether in cash or otherwise), to current or former employees, consultants or other individual service providers, or any other employee benefit plan or arrangement, or any severance, change in control, or retention agreement, program, policy or arrangement; (ii) contract for the employment, service, retention or engagement of any officer, director, manager, individual employee or other Person on a full-time, part-time, individual consulting, or individual independent contractor or other basis providing for annual compensation or fees that exceed $100,000 per year; (iii) settlement, conciliation or similar agreement with, or enforceable by, any Governmental Authority or pursuant to which the Company will have any material obligation or is obligated to pay consideration after the date of this Agreement; (iv) partnership, joint venture, or other similar contract or arrangement, or any contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets, or otherwise); (v) collective bargaining agreement or other contract with any labor union, trade union, works council, or other labor organization, or other Person representing or seeking to represent any employee of the Company or other individual who provides services to the Company (each a “Labor Agreement”); (vi) contract under which the Company has advanced or loaned any amount to any other Person; (vii) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or group of assets of the Company; (viii) Guaranty; (ix) contract for sales and marketing services; (x) any contract, settlement or other similar agreement with Governmental Authorities; (xi) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $50,000; (xii) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

-25- (xiii) contract or group of related contracts with the same party or group of affiliated parties the performance of which by any party thereto involves aggregate consideration in excess of $100,000 during any twelve (12)-month period, other than purchase and sales orders entered into in the ordinary course of business; (xiv) contract or agreement (A) relating to the licensing (or sublicensing) of any Intellectual Property Right by the Company to a third party or by a third party to the Company (except licenses to the Company of commercially available, unmodified, “off the shelf” Software used solely for the Company’s own internal use for an aggregate fee, royalty or other consideration for any such Software or group of related Software licenses of no more than $10,000), (B) under which it is a licensor or otherwise grants to a third party any rights to use any Intellectual Property Right (other than Intellectual Property Rights licensed to customers on a non-exclusive basis in the ordinary course of business), (C) for the development of Intellectual Property Rights for the benefit of the Company, (D) for the development of Intellectual Property Rights by the Company for the benefit of any Person, (E) affecting the Company’s ability to use or enforce any Intellectual Property Right (including concurrent use agreements, settlement agreements, and covenant not to sue agreements), or (F) for the licensing, ingestion, transfer or sale of Business Data; (xv) warranty agreement (or agreement containing warranty provisions) with respect to services rendered or products sold or leased by the Company; (xvi) sales, distribution, manufacturing, supply or franchise agreement; (xvii) contract or agreement regarding any bond, surety or indemnification provided to or by the Company, including any contract regarding any indemnification or assumption of liability provided with respect to Environmental and Safety Requirements; (xviii) contract with a Material Customer; (xix) contract with a Material Vendor; (xx) any contract containing any provision or covenant that binds or purports to bind “Affiliates” of the Company or any of their respective assets or that would otherwise bind or purport to bind Buyer or any of its Affiliates, or any of its or their respective assets, after the Closing; (xxi) any outstanding powers of attorney executed on behalf of the Company; (xxii) contract which provides for or otherwise includes a minimum volume or purchase requirement or similar obligation or arrangement; or (xxiii) contract or agreement containing any of the following provisions enforceable against the Company: (A) most favored customer pricing covenants; (B) non-competition with any Person in any business; (C) prohibitions on engagement in any business in any market or geographic area or during any time period; (D) non-solicitation of clients or customers; (E) non-solicitation and/or non- hire of any individual; (F) grants of exclusive rights, rights of first refusal, rights of first negotiation, or similar rights to any Person or (G) any other contract or agreement prohibiting the Company from freely engaging in any business or competing anywhere in the world. (b) All of the Material Contracts are binding and enforceable in accordance with their respective terms, and will be in full force and effect without penalty in accordance with their respective terms upon consummation of the transactions contemplated hereby. The Company has performed all

-26- obligations required to be performed by the Company and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any Material Contract. The Company does not have any present expectation or intention of not fully performing all of its obligations under the Material Contracts. To the Knowledge of Seller, no other party to any Material Contract is in breach thereof or has any present expectation or intention of not fully performing all of its obligations under such Material Contract. (c) The Company has not received any written or, to the Knowledge of Seller, oral notice from any other party to any Material Contract to the effect that any such party will and, to the Knowledge of Seller, no such party will, cancel, terminate or materially change the business relationship between such party and the Company (including with respect to the supplying or purchasing of materials, products or services to or from the Company, as applicable) whether as a result of the consummation of the transactions contemplated hereby or otherwise. The Company is not, and the Company has not been, involved in any claim, dispute or controversy with any other party to any Material Contract. (d) Seller has made available to Buyer a true and correct copy of each written Material Contract and an accurate description of each oral Material Contract, together with all amendments, waivers, modifications or other changes thereto. 3.11 Intellectual Property Rights. (a) Schedule 3.11(a) contains a complete and accurate description and list of (i) all registered Intellectual Property Rights owned, or purported to be owned, or exclusively licensed by or on behalf of, the Company (collectively, the “Registered Company Intellectual Property”) and (ii) any unregistered Intellectual Property Rights owned, or purported to be owned, or exclusively held by the Company that are material to the conduct of the Company’s business as presently conducted and as presently proposed to be conducted. Each item of Registered Company Intellectual Property is valid, subsisting, and enforceable, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Company Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Company Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Company Intellectual Property. The Company has not misrepresented, or failed to disclose, any facts or circumstances in any application for any Registered Company Intellectual Property that would constitute fraud with respect to such application. (b) Except as set forth on Schedule 3.11(b) and other than with respect to those Intellectual Property Rights to be provided pursuant to the Transition Services Agreement, the Company (i) exclusively owns and possesses all right, title and interest in and to the Intellectual Property Rights, including that set forth (or required to be set forth) on Schedule 3.11(a), and (ii) exclusively owns and possesses all right, title and interest in and to, or have the right to use pursuant to a valid and enforceable written license, all other Intellectual Property Rights necessary for or used in the operation of its business as presently conducted and as presently proposed to be conducted (the Intellectual Property Rights in the foregoing clause (i) and this clause (ii), collectively, the “Company Intellectual Property”), in each case for clause (i) and (ii) of this Section 3.11(b), free and clear of all Liens except for Permitted Liens. The Company Intellectual Property shall be available for use by Buyer and the Company immediately after the Closing Date on identical terms and conditions to those under which the Company owned or used the Company Intellectual Property immediately prior to the Closing Date.

-27- (c) Except as set forth on Schedule 3.11(c), the Company has not developed, or has not had developed on its behalf, any material Software or Company Products that is used in the Company’s businesses, and the Company does not, and has not in the past, provide or offer to any Person any Company Products. The Company has not disclosed, delivered, licensed or otherwise made available, and the Company does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code developed or created by the Companies to any Person, other than to (i) the Person on whose behalf the Company has developed or created such source code, or (ii) the employees or independent contractors who have been employed or engaged by the Company to develop such source code on the Company’s behalf. The Company has not entered into any source code escrow agreements. (d) The Company owns and possesses all right, title and interest in and to all Intellectual Property Rights created or developed by or on behalf of, or otherwise under the direction or supervision of, the Company’s employees or independent contractors, relating to the Company’s business. All Persons who have contributed to the creation, invention, modification, or improvement of any Intellectual Property Rights (i) owned, or purportedly owned by the Company, in whole or in part, or (ii) developed by the Company on behalf of any Person, in whole or in part, have signed enforceable written agreements (A) assigning to the Company all Intellectual Property Rights created or developed within the scope of employment or engagement, as applicable, and (B) protecting the trade secrets and Confidential Information of the Company, and all such assignment agreements and confidentiality agreements are, in each case, valid and are enforceable in accordance with their terms and, to the Knowledge of Seller, no Person is in breach of any such agreement. (e) Except as set forth on Schedule 3.11(e), the loss or expiration of any Company Intellectual Property has not had and would not reasonably be expected to be material to the Company, and no loss or expiration of any Company Intellectual Property is threatened, pending or reasonably foreseeable (other than the expiration of any issued or registered Intellectual Property Rights at the end of their respective statutory terms). The Company has taken all commercially reasonable and necessary steps to maintain and protect the Company Intellectual Property, including the secrecy, confidentiality and value of trade secrets and other confidential information of the Company and any third parties who have shared their confidential information with the Company. The Company has not disclosed any confidential Company Intellectual Property (including the source code to any Company Products) to any third party other than pursuant to a written confidentiality agreement pursuant to which such third party agrees to protect such confidential information. Each of the Intellectual Property Rights (or applications therefor) set forth or required to be set forth on Schedule 3.11(a) is subsisting and in full force and effect, is valid and, to the Knowledge of Seller, is enforceable. All renewal and maintenance fees in respect of each item of Intellectual Property Rights (or applications therefor) set forth on Schedule 3.11(a) have been duly paid and none of the registrations or applications are subject to any challenge, opposition, nullity proceeding or interference or threats to commence the same. (f) There is no unauthorized use, unauthorized disclosure, infringement, dilution or misappropriation by any third party of any Company Intellectual Property that is owned, or purported to be owned, by the Company (collectively, the “Company Owned Intellectual Property”). The Company has not brought any Action for infringement, dilution or misappropriation of any Company Owned Intellectual Property. No Company Owned Intellectual Property nor, to the Knowledge of Seller, any other Company Intellectual Property, is infringing, diluting, misappropriating or violating, and has not infringed, misappropriated or violated, the Intellectual Property Rights of any third party. The Company has not been sued in any Action, nor received any written communications alleging that any Company Intellectual Property, or that the Company has violated or, by conducting its businesses, would violate any Intellectual Property Rights of any third party.

-28- (g) The Company does not use and has not used any Open Source Software or any modification or derivative thereof (i) in a manner that would grant or purport to grant to any Person any rights to or immunities under any of the Company Owned Intellectual Property, or (ii) under any license requiring the Company to disclose or distribute the source code to any of the Company Products or Software that is developed by or on behalf of the Company and used in the Company’s business, to license or provide the source code to any of the Company Products for the purpose of making derivative works, or to make available for redistribution to any Person the source code to any of the Company Products at no or minimal charge. (h) The Company has been and is in material compliance with all obligations under any agreement pursuant to which the Company has obtained the right to use any third party Software, including Open Source Software, and in particular the Company has purchased a sufficient number of seat licenses for the Systems. (i) Except as set forth on Schedule 3.11(i), the Company owns, leases, licenses, or otherwise has the legal right to use all Systems. All Systems owned or used by or for the Company (i) are free from any Malicious Code or other programming, design or documentation error or corruption or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such, (ii) are fully functional and operate and run in a reasonable and efficient business manner and (iii) are sufficient for the current and currently contemplated needs of the business of the Company including as to capacity, scalability, and ability to meet current peak volumes and anticipated volumes in a timely manner, and there have been no failures, breakdowns, outages, or unavailability of any of the foregoing Software or Systems in the twenty-four (24) months prior to the Closing Date. The Company has taken all commercially reasonable steps to safeguard the internal and external integrity and security of the Software and Systems owned or used by or for the Company, including procedures aimed at preventing unauthorized access and the introduction of Malicious Code. The Company has implemented and maintains commercially reasonable business continuity and disaster recovery plans, procedures, and facilities and all such plans have been proven effective upon regular testing in all material respects. (j) There is no Malicious Code in any of the Company Products or any of the Software that is developed by or on behalf of the Company and used in the Company’s business, and the Company has not received any complaints from any Person related to any Malicious Code. (k) The Company has commercially reasonable physical, technical, organizational and administrative safeguards in place to protect Personal Information or other confidential or proprietary information of any Person (including Business Data) in its possession or control from unauthorized access or unauthorized Processing by any Person. With respect to the Processing of Company Data and Personal Information, the Company and the conduct of its businesses, has complied with, and is in compliance with all Data Security Requirements, as well as any obligations under agreements with third parties, respectively. The Company has a valid and legal right (whether contractually, by law or otherwise) to access or use all Personal Information and any other information of any Person that is accessed and used by or on behalf of the Company. The Company has not experienced any Security Incident, phishing incident, ransomware or malware attack, malicious disruption of Systems or other incident in which Personal Information or Business Data in the possession or control of the Company, was or may have been accessed, disclosed, acquired, or exfiltrated in an unauthorized manner, and the Company has not received any notices from any Personal or has been subject to any actual or threatened claim, processing or investigation with respect thereto, and, to the Knowledge of Seller, any of the Company’s contractors was or may have been stolen or improperly accessed, deleted or corrupted, including any breach of security or any notices or complaints from any Person regarding any such information. The transactions contemplated by this Agreement will not result in any liabilities in connection with any Data Security Requirements. The Company has not received any written or other complaint, claim, demand, inquiry, or other notice, including a notice of

-29- investigation, from any Person (including any governmental, regulatory or self-regulatory authority or entity) regarding the Processing of Personal Information or alleging that the Company’s Processing of Personal Information is in violation of any applicable Data Security Requirement or otherwise constitutes an unfair, deceptive, or misleading trade practice. The Company has obtained written agreements from all subcontractors and third-party vendors to whom the Company has provided or disclosed Personal Information that (1) satisfy the requirements of the Data Security Requirements, and (2) bind the subcontractor and third-party vendors to at least the same restrictions and conditions that apply to the Company with respect to such Personal Information he Company has taken commercially reasonable steps to limit access to Personal Information to: (i) the Company personnel and to subcontractors and third-party vendors providing services to or on behalf of the Company, in each case to those who have a need to know such Personal Information in the execution of their duties to the Company; and (ii) such other Persons permitted to access such Personal Information in accordance with the Privacy Policies, and contractual obligations to which the Company is bound. (l) Schedule 3.11(l) sets forth a true, correct and complete list of all: (i) third-party AI Tools (together with: (A) the license terms applicable to each AI Tool, (B) the purposes for which the Company has used each AI Tool, and (C) a general description of the material outputs generated by each AI Tool and the uses made by the Company of such outputs), (ii) Company AI Products and (iii) Training Datasets. The Company has obtained and complied with all licenses, consents, agreements, terms, conditions and permissions applicable to each Training Dataset. The Company has implemented and maintained appropriate controls, policies, procedures, safeguards, measures, plans and technologies with respect to the Company’s use of Generative AI as appropriate based on the Company’s use thereof to mitigate risks of infringement, misappropriation or other violations of the rights of other Persons and protection of Confidential Information. (m) Except as set forth on Schedule 3.11(m), (i) there are no, and there have been no claims made against the Company, Seller or Seller Member with respect to the validity, infringement, use, ownership, or enforceability of any Company Intellectual Property and, to the Knowledge of Seller, there is no basis for any such claim, (ii) none of the Company, Seller or Seller Member has received any notice of, and to the Knowledge of Seller, there are no facts which indicate a likelihood of, any infringement, dilution, misappropriation, or other violation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any demand or request that the Company license any rights from a third party) nor has the Company requested or received any opinions of counsel related to the same, (iii) the conduct of the Company’s business does not, and has not infringed, diluted, misappropriated, or otherwise violated or conflicted with, and the continued conduct of the Company’s business will not infringe, dilute, misappropriate, or otherwise violate or conflict with, any Intellectual Property Rights of other Persons, (iv) no third party has made any written claim asserting that any Intellectual Property Rights owned or held by the Company should be transferred to or placed under the control of a third party, nor has any third party made a request or demand that any such transfer be made by the Company, and (v) to the Knowledge of Seller, the Intellectual Property Rights owned by or licensed to the Company have not been infringed, misappropriated, or otherwise violated or conflicted with by other Person. (n) Except as set forth on Schedule 3.11(n), the transactions contemplated by this Agreement and the other Transaction Documents will not have an adverse effect on the Company’s right, title or interest in and to the Company Intellectual Property and all Company Intellectual Property shall be owned or available for use from a third party by the Company on terms and conditions immediately after the Closing identical to those under which they were owned or available for use immediately before the Closing. 3.12 Litigation. Except as set forth on Schedule 3.12, there are no, and since January 1, 2021 there have not been any, Actions, suits, complaints, litigation, charges, mediations, proceedings (including

-30- any Governmental Authority or arbitration proceedings), orders, audits, inquiries, investigations, claims or any similar proceedings (collectively, “Proceedings”) pending or, to the Knowledge of Seller, threatened against or affecting the Company (or to the Knowledge of Seller, pending or threatened against or affecting any of the officers, directors, managers, direct and indirect equityholders, or employees of the Company with respect to its business activities), or pending or threatened by the Company against any Person, at Law or in equity, or before or by any Governmental Authority (including any Proceedings with respect to the transactions contemplated by this Agreement and the other Transaction Documents). The Company is not, or since January 1, 2021 has not been, subject to any judgment, order, settlement, award, injunction, ruling, writ or decree of any Governmental Authority, and the Company has not received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any material liabilities. There are no Proceedings pending or, to the Knowledge of Seller, threatened against or affecting Seller or the Company in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby. 3.13 Compliance with Laws. Except as set forth on Schedule 3.13: (a) The Company has, since January 1, 2021, complied, and is now in compliance, with all applicable Laws relating to the operation of its business and the maintenance and operation of its properties and assets. Since January 1, 2021, no written or, to the Knowledge of Seller, oral notice has been received by the Company alleging a violation of any such Laws and, to the Knowledge of Seller, the Company has not been subject to any inspection, finding, investigation, penalty assessment, audit or other compliance or enforcement action. (b) Except as set forth on Schedule 3.13, the Company has all Permits required to conduct the Company’s business as currently conducted. Schedule 3.13 lists and describes all material Permits held by the Company. All such Permits, if any, (i) have been issued or given to the Company and no other Person and are in good standing and full force and effect and (ii) constitute all licenses, permits, registrations, accreditations, certifications, approvals and agreements and consents that are required for the Company to conduct its businesses as currently conducted (including the receipt of payment or reimbursement from customers). The Company is operating, and since January 1, 2021, has operated, in material compliance with each such issued Permit. To the Knowledge of Seller, no Governmental Authority has initiated any investigation, audit, or other action which would reasonably be expected to result in the suspension, revocation, limitation, or modification of any Permit held by the Company. To the extent legally permissible, all such Permits will be available for use by the Company immediately after the Closing. (c) The Company has never applied for or received any CARES Act loans or proceeds (including, but not limited to, a PPP Loan and Economic Injury Disaster Loans). 3.14 Environmental, Health and Safety Matters. Except as set forth on Schedule 3.14: (a) The Company has complied, and is now in compliance, in all material respects, with all applicable Environmental and Safety Requirements. (b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, in all material respects, all Permits and other authorizations that are required pursuant to Environmental and Safety Requirements. (c) The Company has not received any notice, report, order, directive, or other information regarding or relating to any actual or alleged violation of Environmental and Safety Requirements, or any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise),

-31- including any investigatory, remedial or corrective obligations, relating to the Company, its past or current facilities, or its business, in each case arising under Environmental and Safety Requirements. (d) The Company has not, nor, to the Knowledge of Seller, any third party has not, used, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, Released or exposed any Person to any Hazardous Material. (e) To the Knowledge of Seller, the Company has not owned or operated any property or facility which is or has been contaminated by any Hazardous Material. (f) The Company has not manufactured, sold, marketed, installed or distributed products or other items containing any Hazardous Materials. (g) There is no unresolved, pending, or threatened litigation, enforcement actions, or other legal proceedings under any Environmental and Safety Requirement against the Company, including with respect to “greenwashing” or any environmental reporting obligations of the Company. (h) The Company has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person relating to Environmental and Safety Requirements or Hazardous Materials. (i) Seller has made available to Buyer all environmental audits, reports, assessments and other material environmental, health and safety documents relating to the Company, or its current and former properties, operations and facilities. 3.15 Employees. (a) Schedule 3.15(a) correctly sets forth for each current employee and (as applicable), independent contractor of the Company: their (i) first and last name (or entity name, if applicable), (ii) job title, (iii) current annual salary, hourly wage rate, or fee, as the case may be, (iv) legal employer or 1099 issuer, as the case may be, (v) work location, (vi) hire or engagement date, (vii) exempt or non-exempt status (as applicable), (viii) full-time or part-time status (as applicable), (ix) type and expiration date of any required visa or work permit, (x) accrued but unpaid vacation or other paid time off, and (xi) whether any employees are absent from active employment, including leave of absence or disability (or gave written notice of the need for a leave of absence), and anticipated date of return. (b) Except as set forth on Schedule 3.15(b), to the Knowledge of Seller, no executive or employee of the Company nor any group of employees or independent contractors of the Company (i) have any plans to terminate or alter the terms of their employment or engagement with the Company, (ii) have received an offer to join a business that may be competitive with any business of the Company, or (iii) is a party to or bound by any confidentiality agreement, noncompetition agreement or other contract (with a Person other than the Company) that may reasonably be expected to have an adverse effect on the performance by such employee of any of his or her duties or responsibilities as an employee of the Company. All employees of the Company are employed on an “at will” basis and their employment can be terminated at any time for any reason without any amounts being owed to such individual. There are no outstanding offers of employment made by the Company to any individual. (c) The Company has complied at all times, and is in material compliance, with all Laws relating to employment, employment practices, labor, and retention of employees and independent contractors (including all Laws relating to terms and conditions of employment, health and safety, employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, plant

-32- closures and layoffs (including the WARN Act and any similar Laws), employee trainings and notices, restrictive covenants, workers’ compensation, labor relations, employee leave issues, termination, collective dismissals, unemployment insurance, COVID-19, affirmative action, unemployment insurance wages and hours (including the classification of independent contractors and exempt and non-exempt employees), pay transparency, equal opportunity, immigration (including the completion, processing, and maintenance of Forms I-9 for all employees and the proper confirmation of employee visas), collective bargaining, labor relations, the payment of social security and other Taxes, and notices and automated employment decision tools and other artificial intelligence). To the Knowledge of Seller, no employee or independent contractor of the Company is in violation of any contract, including a noncompete, nondisclosure, nonsolicitation, confidentiality, employment, consulting or similar agreement or common law nondisclosure obligation, fiduciary duty, restrictive covenant, or other obligation: (i) owed to the Company; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company. Schedule 3.15(c) sets forth the bonuses paid or payable to each officer and employee of the Company in respect of the fiscal year ended December 31, 2024 and the maximum bonus which may be earned by each such officer or employee in respect of the fiscal year ending December 31, 2025. (d) The Company has never been, a party to, or bound by, any Labor Agreement or other labor relationship with any labor union, works council or other labor organization, nor is the Company obligated to recognize or bargain with any labor organization or group of employees as the representative of any of its employees. No employees of the Company are represented by any labor union, works council, other labor organization or other employee representative or group of employees with respect to their employment with the Company. To the Knowledge of Seller, there are no union organizational or decertification activities underway or threatened by, on behalf of or against any labor organization or group of employees with respect to any employees of the Company, and no such activities have occurred. Since January 1, 2021, there have been no pending, or to the Knowledge of Seller, threatened, strikes, slowdowns, work stoppages, lockouts, unfair labor practice complaints or charges, picketing, handbilling, labor grievances, labor arbitrations or other labor disputes against or affecting the Company, no such disputes are pending or, to the Knowledge of Seller, threatened, and there are no facts or circumstances that could reasonably be expected to give rise to any strikes, slowdowns, work stoppages, lockouts, unfair labor practice complaints or charges, picketing, handbilling, labor grievances, labor arbitrations or other labor disputes. With respect to the transactions contemplated by this Agreement, any notice, consultation, consent or similar obligations owed to employees or their representatives required under any Law, contract or Labor Agreement has been given, and all bargaining obligations with any employee or employee representative have been satisfied. (e) The Company has not (i) implemented any layoff of employees or facility or plant closings that could trigger the WARN Act or any similar Laws, (ii) issued any notification of a plant closing or mass layoff required by the WARN Act or any similar Laws, or (iii) incurred any liability or obligation that remains unsatisfied under the WARN Act or any similar Laws. (f) The Company is not delinquent in payment of, and has not failed to pay, any of its current or former employees, consultants, leased employees, independent contractors or other non- employee service providers wages (including minimum wage, overtime, wage premiums, meal breaks or waiting time penalties), salaries, fees, commissions, accrued and unused vacation, on-call payments, equal pay or collective bargaining payments, bonuses, severance and termination payments or other compensation, if any, to which they would be entitled under applicable Law, company policy, or agreement. The Company does not have any accrued unpaid liabilities relating to its current and former employees, directors, independent contractors or other service providers, other than for compensation that has accrued since the last regularly scheduled payroll date in the ordinary course of business. The Company has properly classified all employees under the Fair Labor Standards Act and all other applicable Laws and there is no Action pending, threatened, or reasonably anticipated that challenges such classifications and there are no

-33- facts that could reasonably be expected to give rise to such Action. The Company is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or similar benefits or obligations for employees, consultants or independent contractors (other than routine payments to be made in the normal course of business and consistent with past practice). (g) All Persons who perform or have performed services for the Company are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, and any other United States immigration Laws relating to the employment of non-United States citizens applicable in the state in which such Persons are or were employed. The Company is and has been, in compliance with all applicable Laws regarding immigration or employment of noncitizen workers, including with respect to E-Verify and Form I-9, including collection and retention thereof. There are no pending, threatened, or, to the Knowledge of Seller, reasonably anticipated investigations of the Company by any branch or department of the U.S. Immigration and Customs Enforcement or other federal agency charged with administration and enforcement of federal immigration Laws. (h) The Company has not engaged in any unfair labor practice. (i) The Company’s contracts and other understandings with independent contractors have at all times complied with all applicable requirements of all Laws, rules, and regulations of any Governmental Authority. All such contracts or arrangements constitute a bona fide agreement whereby each such independent contractor is an independent contractor to, and not an employee of, the Company and has been properly classified and treated as such pursuant to the Code and all other applicable Laws, and there are no, and have been no Actions or allegations pending or, to the Knowledge of Seller, threatened at law or in equity before any Governmental Authority or by any Person that challenge (i) the Company’s compliance under any rule, regulation or law, (ii) the independent contractor nature of such contracts or independent contractor’s work status, or (iii) other understandings or arrangements of any nature whatsoever and there are no facts or circumstances that could reasonably be expected to give rise to any such Actions. (j) The Company is and has at all times been in material compliance with all Laws relating to occupational health and safety, including the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder. (k) There have not been (i) any allegations or formal or informal complaints made to or filed with the Company related to sexual harassment or sexual misconduct or other unlawful harassment or discrimination; (ii) any other claims or Actions initiated, filed or, to the Knowledge of Seller, threatened, against the Company related to sexual harassment or sexual misconduct or other unlawful harassment or discrimination, and there are no facts or circumstances that could reasonably be expected to give rise to any such claims or Actions; and (iii) any other allegations, formal or informal complaints or any other claims initiated, filed or, to the Knowledge of Seller, threatened against any Person related to sexual harassment or sexual misconduct or other unlawful harassment or discrimination, in each case by or against any current or former employee, director, independent contractor, or other service provider of the Company. 3.16 Employee Benefit Plans. (a) The attached Schedule 3.16(a) sets forth an accurate and complete list of each Plan. For purposes of this Agreement, “Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other bonus, commission, deferred compensation, retention, employment (including offer letters), consulting, change in control, sale or

-34- transaction incentive, stock purchase, restricted stock, restricted stock unit, stock appreciation right, phantom equity, performance awards, equity option or equity-based incentive, retirement, pension, profit sharing, severance, termination pay, sick leave, vacation, paid time off, health, welfare, post-employment welfare, supplemental income arrangements, employee loans, disability insurance, life insurance, fringe benefit or other benefit or compensation plan, program, policy, agreement, understanding or arrangement, in each case, whether written or unwritten, funded or unfunded, (i) that is maintained, sponsored, contributed to or required to be contributed to by the Company or any ERISA Affiliate for the benefit of current or former employees, officers, directors or individual consultants of the Company (or their spouses, dependents or beneficiaries), or (ii) under or with respect to which the Company or any ERISA Affiliate has any current or contingent liability or obligation. The Company does not have a contract, plan or commitment, whether legally binding or not, to create any additional Plan or to modify any existing Plan. Except as set forth on Schedule 3.16(a), the Company has reserved all rights necessary to amend or terminate each Plan that is an “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) without the consent of any other Person or any liability (other than vested benefits in accordance with the terms of the applicable Plan). None of the Plans will be subject to any surrender fees, market value adjustment, deferred sales charges, commissions, or other fees or charges upon termination other than the normal and reasonable administrative fees associated with their amendment, transfer or termination. (b) No Plan is, and neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to, participates in, or has ever sponsored, maintained, contributed to, or participated in, or has any current or contingent liability or obligation (including on account of an ERISA Affiliate) with respect to: (i) any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA); (ii) any “defined benefit plan” (as defined in Section 3(35) of ERISA), or any other plan that is or was subject to Section 412 or 430 of the Code or Section 302 or Title IV or ERISA, regardless of whether now terminated; (iii) a “multiple employer plan” (within the meaning of Section 210(a), 4063 and 4064 of ERISA or Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). The Company does not have any current or contingent liability by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code. No Plan is a self- funded or self-insured health or welfare benefit plan. (c) No Plan provides, and Company has not had any obligation under any Plan or otherwise promised to provide, post-employment, post-ownership or retiree medical, health, life insurance or other welfare-type benefits to current or future retired or terminated employees or any other Person (except for limited continued medical benefit coverage required to be provided under COBRA, for which the covered individual pays the full cost of coverage). The Company and its the ERISA Affiliates have complied and are in material compliance with the requirements of COBRA as well as the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended and including any guidance issued thereunder (“ACA”). The Company has not incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax, penalty or other liability that may be imposed under ACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or pursuant to Sections 4980B, 4980D or 4980H of the Code. (d) With respect to the Plans, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been timely made (to the extent due) or properly accrued on the Latest Balance Sheet (to the extent not yet due). None of the Plans has any unfunded liabilities which are not reflected on the Latest Balance Sheet. (e) The Plans and all related trusts, insurance contracts and funds have been established, maintained, funded, operated, and administered in accordance with their terms and in material compliance with the applicable provisions of ERISA, the Code and other applicable Law, and nothing has

-35- occurred and no condition exists with respect to any Plan that could result in a Tax, penalty or other liability or obligation of the Company. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA and no breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Plan, and no reportable event, as defined in ERISA, has occurred in connection with any Plan. No audit, investigations, actions, suits or claims with respect to the Plans (other than routine claims for benefits) are pending or, to the Knowledge of Seller, threatened and there are no circumstances which could give rise to or be expected to give rise to any such audits, investigations, actions, suits or claims. All premiums, payments and/or contributions required to have been made with respect to all Plans either have been made or have been accrued in accordance with the terms of the applicable Plan and applicable Law. The Company has not filed, and the Company is not considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Plan. No Plan is the subject of an examination or audit by a Governmental Authority or is engaged in self-correction or other similar program. (f) Each of the Plans that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a currently effective favorable determination letter from the Internal Revenue Service that such plan is qualified under Section 401(a) of the Code or is entitled to rely upon a currently effective opinion letter issued to the sponsor of an IRS approved M&P or volume submitter plan document, and there are no circumstances that could reasonably be expected to adversely affect the qualified status of any such Plan. (g) Except as set forth on Schedule 3.16(g), Seller has made available to Buyer true and complete copies of all plan documents, related trust agreements and insurance policies for each Plan, including all amendments thereto (or a written description thereof if no written plan document exists), the most recent summary plan description and any material modifications thereto, the three (3) most recent annual reports (Form 5500 and attachments) for the Plans, nondiscrimination testing results for the three (3) most recent plan years, the most recent Internal Revenue Service determination or opinion letter for any Plan intended to be qualified under Section 401(a) of the Code, and any non-routine correspondence with any Governmental Authority related to a Plan. (h) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event, could, whether alone or upon the occurrence of any additional or subsequent event, entitle any current or former director, officer, employee or other individual service provider (or a beneficiary thereof) of the Company to any severance pay, unemployment compensation or any other payment or benefit under any Plan or any agreement or arrangement to which the Company is a party, accelerate the time of payment, funding or vesting of, or increase the amount or value of compensation or benefits due, to any such current or former director, officer, employee or other individual service provider (or beneficiary thereof) of the Company under any Plan or any agreement or arrangement to which the Company is a party, result in the triggering or imposition of any restrictions or limitations on the ability to terminate or amend any Plan, or result in a breach or violation of, or default under any Plan. (i) No Plan is subject to the laws of any jurisdiction outside the United States. No Plan provides for any tax “gross-up” or similar indemnification, reimbursement, or “make-whole” payments for the additional tax set forth under Section 409A, Section 280G or Section 4999 of the Code. No amount, economic benefit or other entitlement that could be received (including in cash or property or vesting of property) as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with any other event, including any termination of employment or service on or following the Closing Date) by any person who could be a “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to the

-36- Company could result in any “parachute payment” as defined in Section 280G(b)(2) of the Code and the regulations thereunder or trigger the excise tax under Section 4999 of the Code. 3.17 Insurance. Schedule 3.17 contains a true and complete list of all insurance policies to which the Company is a party or which provide coverage to or for the benefit of, or with respect to, the Company or any director, manager, officer, direct or indirect equityholder, or employee of the Company in his or her capacity as such (the policies set forth or required to be set forth on Schedule 3.17, the “Insurance Policies”). Seller has delivered to Buyer true and complete copies of the Insurance Policies, as well as loss runs for the Insurance Policies (or any predecessor policies) since December 31, 2021. All premiums and fees due and owing with respect to the Insurance Policies have been timely paid in full. Schedule 3.17 also describes any self-insurance or coinsurance arrangements by or affecting the Company, including any reserves established thereunder. Except as set forth on Schedule 3.17, the Insurance Policies (and predecessor policies) do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. The Insurance Policies (or, if applicable, any predecessor policies) are of a type and level of coverage as is required by applicable Law or any Material Contract. Except as set forth on Schedule 3.17, each Insurance Policy is in full force and effect and shall remain in full force in effect following the Closing in accordance with such policy’s terms and conditions. The Company is not in default with respect to its obligations under any Insurance Policy maintained by or for the benefit of the Company. The Company has complied in all material respects with all of its obligations under each Insurance Policy. The Company has given timely notice to the insurer of all claims that may be insured thereby, and Schedule 3.17 includes a true and correct list of all claims made under the Insurance Policies (or predecessor policies) since December 31, 2021. The Company has not received written or, to the Knowledge of Seller, other notice from any insurance carrier denying or disputing any claim, the amount of any claim or the coverage of any claim made on any such insurance policy or similarly reserving rights in connection therewith. 3.18 Tax Matters. (a) Except as set forth on Schedule 3.18(a), the Company has timely filed all income and other material Tax Returns required to be filed by it under applicable Laws and regulations, each such Tax Return has been prepared in material compliance with all applicable Law, and all such Tax Returns are complete, true and accurate in all material respects. All Taxes due and payable by the Company (regardless of whether shown or required to be shown on any Tax Return) have been paid, and the Company has withheld and paid over to the appropriate taxing authority all Taxes which they were required to withhold from amounts paid or owing to any employee, independent contractor, stockholder, creditor or other third party. The Company has timely and accurately complied with all material reporting and record keeping requirements related thereto, including filing of W-2 and 1099s (or other applicable forms). (b) Except as set forth on Schedule 3.18(b): (i) the Company has not requested or been granted an extension of the time for filing any Tax Return which has not yet been filed, and no such request is currently outstanding; (ii) the Company has not consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority or otherwise waived any statute of limitations in respect of Taxes; (iii) no federal, state, local, or non-U.S. Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company. The Company has not received from any federal, state, local, or non-U.S. taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (A) written notice indicating an intent to open an audit or other review, (B) written request for information related to Tax matters, or (C) written notice of deficiency or

-37- proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company; (iv) no claim has been made in writing by a taxing authority in a jurisdiction where the Company does not file Tax Returns claiming that the Company is or may be subject to Taxes assessed by such jurisdiction; (v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; and (vi) the Company is not party to or bound by any Tax allocation or Tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (c) Schedule 3.18(c) lists all the states with respect to which the Company is required to file any corporate, income, sales and use, employee withholding, or franchise Tax Returns. (d) The Company has at all times correctly classified those individuals performing services as common law employees, leased employees, independent contractors or other service providers to or agents of the Company, as the case may be, and to the Knowledge of Seller, the Company has no liability as a result of any failure to properly classify such individuals (including with respect to wages, Taxes, social security, working compensation or benefit plans). (e) The Company (i) has never been a member of an Affiliated Group filing a consolidated federal income Tax Return and (ii) does not have any liability for the Taxes of any Person under United States Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non- US Law), as a transferee or successor, by contract, or otherwise. Neither Buyer nor the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (A) any prepaid amount received or deferred revenue accrued by the Company on or prior to the Closing Date, (B) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (C) any use of an improper method of accounting or the cash method of accounting for a taxable period ending on or prior to the Closing Date, (D) intercompany transaction or excess loss account described in Treasury Regulation under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (E) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date, (F) any installment sale or open transaction disposition made on or prior to the Closing Date, or (G) any election under Sections 108(i), 965 or 1400Z-2 of the Code. (f) The Company is not, and has never been, a party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b). (g) Each contract, arrangement or plan of the Company that is a “nonqualified deferred compensation plan” (as defined for purposes of Code Section 409A(d)(1)) is in documentary and operational compliance with Code Section 409A and the applicable guidance issued thereunder in all respects. The Company does not have any indemnity or gross-up obligation for any Taxes imposed under Section 4999 or 409A of the Code. (h) No assets of the Company constitute “Section 197(f)(9) intangibles” within the meaning of Treasury Regulations Section 1.197-2(h)(1)(i).

-38- (i) The Company uses the accrual method of accounting for U.S. federal, and all applicable state and local, income Tax purposes. The Company has not ever adopted as a method of accounting, or otherwise accounted for any advance payment or prepaid amount under (i) the “deferral method” of accounting described in Rev. Proc. 2004-34, 2004-22 IRB 991 (or any similar method under state, local or non-U.S. Law) or (ii) the method described in Treasury Regulation Section 1.451-5(b)(1)(ii) (or similar method under state, local or non-U.S. Law). (j) The Company is and has been properly treated as an entity that is disregarded as an entity separate from its single owner (Seller) (within the meaning of Treasury Regulation Section 301.7701-2) for federal and applicable state and local income Tax purposes. (k) The Company has properly collected and remitted material sales, use, value-added and similar Taxes with respect to sales made to its customers or has properly received and retained any appropriate tax exemption certificates and other documentation for all sales made without charging or remitting sales, use, value-added or similar Taxes that qualify such sales as exempt from sales and similar Taxes. (l) The unpaid Taxes of the Company (i) as of the Latest Balance Sheet Date, did not exceed the reserves for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in the Financial Statements (and not in related notes and schedules), and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. (m) Except as set forth on Schedule 3.18(m), the Company has (i) not deferred the payment of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) has not filed for or received any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, (iii) not deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order, and (iv) not sought (nor has any Affiliate that would be aggregated with the Company and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act. 3.19 Brokerage [***]. Except as set forth on Schedule 3.19, there are no, and will be no, claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement or agreement binding upon Seller Member, Seller or the Company. Except as set forth on Schedule 3.19, there are no [***], special bonuses, severance or other similar compensation (discretionary or otherwise) payable to any current or former officer, director, manager, consultant, contractor or employee of the Company in connection with or arising out of the transactions contemplated hereby. 3.20 Affiliate Transactions. (a) Schedule 3.20(a) sets forth a true, correct and complete list of each agreement, contract, commitment or transaction between or among (i) the Company, on the one hand, and (ii) (A) Seller or its Affiliates (other than the Company), or (B) any officer, director, manager or employee of the Company or Seller (or any immediate family member of any of the foregoing), on the other hand. Except as set forth on Schedule 3.20(a), no officer, director, manager or employee of the Company or Seller (or any immediate family member of any of the foregoing) owns any beneficial interest in, is a party to any agreement, contract, commitment, or transaction with any members, employees, customers, or suppliers of the

-39- Company or has any right, title or interest in or to any assets or property owned or used or held for use by the Company (including any Intellectual Property Rights). (b) Schedule 3.20(b) sets forth a description of all services provided to or on behalf of the Company by Seller and any Affiliates of Seller (including Seller Member) and the costs associated therewith. All of the arrangements set forth on Schedule 3.20(b) are on arms’ length terms, including with respect to price. Except as set forth on Schedule 3.20(b), none of the assets, tangible or intangible, or properties that are used by the Company, or that are necessary for the operation of the business of the Company as currently conducted, are owned by Seller or any Affiliate of Seller (other than the Company). (c) Except as set forth on Schedule 3.20(c), since January 1, 2021, all services related to the business of the Company have been provided through the Company, and Seller is not a party to any contracts, agreements or arrangements (written or oral) with any prospective or current customer or vendor of the Company or otherwise related to the business of the Company through another entity or in Seller Member’s own capacity. (d) Neither Seller nor Seller Member owns or holds, directly or indirectly, any Equity Interests, or the right or obligation to acquire any Equity Interests, or has made any Investment in, or has any right or obligation to make any Investment in, any Person or business (other than the Company), the purpose of which is to conduct business substantially similar to that conducted by the Company or Buyer, other than securities of a publicly traded company which such securities do not exceed more than one percent (1%) of the total voting securities of such company. 3.21 Bank Accounts. Schedule 3.21 sets forth a true and complete list of (a) the name and address of each bank or other institution at which the Company maintains an account, safe deposit box, lock box or custodial, trust or similar arrangement, (b) the name of each Person authorized to draw funds from, or provide instructions or have access thereto and (c) the account number for each such account of the Company. The Company does not (i) hold or control any funds for any customer or other third party or (ii) provide or arranges for the provision of any payment processing services or otherwise facilitates the transfer of funds for any customer or other third party. 3.22 Anti-Bribery Compliance; International Trade. (a) Neither the Company nor any director, manager, officer, direct or indirect equityholder, employee, or agent acting at the direction of the Company has provided, offered, gifted or promised, directly or indirectly, anything of value to any Governmental Authority, political party or candidate for government office, nor provided or promised anything of value to any other person while knowing that all or a portion of that thing of value would or will be offered, given or promised, directly or indirectly, to any Governmental Authority, political party or candidate for government office, for the purpose of: (i) influencing any act or decision of such official, party or candidate in his or her official capacity, inducing such official, party or candidate to do or omit to do any act in violation of their lawful duty, or securing any improper advantage for the benefit of the Company; or (ii) inducing such official, party or candidate to use his or her influence with his or her government or instrumentality to affect or influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing business to, any person.

-40- (b) The Company utilizes effective controls procedures and an internal accounting controls system that are sufficient to provide reasonable assurances that violations of applicable anti-bribery or anti-money laundering Laws or regulations will be prevented, detected and deterred. (c) The Company has acted at all times within the past five (5) years, in compliance with and without notice of violation of any and all applicable import Laws of any applicable jurisdiction, including without limitation the customs regulations administered by U.S. Customs and Border Protection of the U.S. Department of Homeland Security and the Foreign Trade Regulations administered by the Census Bureau of the U.S. Department of Commerce, as amended from time to time; and in compliance with and without written notice of violation of any required import permits, licenses, authorizations and general licenses granted under such Laws. (d) There are no pending or, to the Knowledge of Seller, threatened, legal, regulatory, or judicial requirements or other orders or Action by any Governmental Authority that could have a material effect on the ability or cost to the Company to export, import or sell any items to, from, or in any country (including any pending or threatened tariffs, duties, or other taxes in any country). (e) The Company is, and has been since April 24, 2019, in compliance with all U.S. sanctions and export Laws, including the Export Administration Regulations, the International Traffic in Arms Regulations, and the executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department. 3.23 Customer and Suppliers. (a) Schedule 3.23(a) sets forth (i) a list of the top five (5) customers of the Company (by volume of sales to such customers) (collectively, the “Material Customers”) and (ii) a list of the top five (5) suppliers of the Company (by volume of purchases from such suppliers) (collectively, the “Material Vendor”), in each case, for the fiscal year ended December 31, 2024 and the 10-month period ended October 31, 2025. The Company has not received any written or, to the Knowledge of Seller, oral notice from any Material Customer to the effect that any such Material Customer will stop, decrease the rate of or change the terms (whether related to payment, price or otherwise) with respect to, buying goods, products or services from the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise). The Company has not received any written or, to the Knowledge of Seller, oral notice from any Material Vendor to the effect that any such Material Vendor will stop, decrease the rate of or change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise). (b) Except as set forth on Schedule 3.23(b), there are no claims for indemnification, contribution, reimbursement, or subrogation by or against the Company with respect to any Material Customer or Material Vendor. 3.24 Backlog. Attached to Schedule 3.24 is a complete and accurate list of the Company’s backlog for each project as of October 31, 2025 (the “Backlog”), including the customer name, the project description, aggregate contract value, the revenue recognized as of October 31, 2025 and the remaining contract value. Each of the projects included in the Backlog is currently active and is not, and has never been placed on pause by the applicable customer or the Company. 3.25 Predecessor Entities. The Company does not have any predecessor entities.

-41- 3.26 Accounts Receivable. Except as set forth on Schedule 3.26, all accounts receivable of the Company are current and collectible and will be collected in the ordinary course within ninety (90) days. ARTICLE IV REPRESENTATIONS AND WARRANTIES CONCERNING BUYER As a material inducement to Seller and Seller Member to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and Seller Member as of the Closing that: 4.1 Organization and Power. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to perform its respective obligations hereunder and thereunder. 4.2 Authorization. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Buyer and no other limited liability company act or proceeding on the part of Buyer or its managing member or equityholders is necessary to authorize the execution, delivery or performance of this Agreement and the other Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as may be affected by the Enforceability Limitations, and each of the other Transaction Documents to which Buyer is a party, when executed and delivered by Buyer in accordance with the terms hereof, shall each constitute a valid and binding obligation of Buyer enforceable with its respective terms, except as may be affected by the Enforceability Limitations. 4.3 No Violation. Buyer is not subject to nor obligated under its Governing Documents, or any applicable Law, or any material agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other Transaction Documents to which Buyer is a party or the consummation of the transactions contemplated hereby and thereby. 4.4 Governmental Authorities and Consents. No Permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party or the consummation by Buyer of the transactions contemplated hereby and thereby. 4.5 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to Buyer’s knowledge, threatened against or affecting Buyer, at Law or in equity, or by any Governmental Authority, which would adversely affect Buyer’s ability to consummate the Closing. 4.6 Brokerage. There are no, and will be no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement or agreement made by or on behalf of Buyer, other than those which shall be paid by or on behalf of Buyer.

-42- 4.7 Investment Purpose. Buyer is acquiring the Purchased Equity solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Purchased Equity is not registered under the Securities Act, as amended, or any state securities laws, and that the Purchased Equity may not be transferred or sold except pursuant to the registration provisions of the Securities Act, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Purchased Equity for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. ARTICLE V SURVIVAL; INDEMNIFICATION; OTHER COVENANTS 5.1 Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive the Closing as follows: (a) the Fundamental Representations shall not terminate hereunder, it being the express intent of the parties hereto to extend the applicable statute of limitations under applicable Law with respect to claims relating to a breach or inaccuracy of any such Fundamental Representations (and the remedies hereunder with respect thereto) for the maximum period permitted under Law (including 10 Del. C. 8106(c)); (b) the representations and warranties in Section 3.15(a) and Section 3.18 shall survive until the applicable statute of limitations plus ninety (90) days; and (c) all other representations and warranties shall terminate on the fifteen (15) month anniversary of the Closing Date; provided that any representation or warranty in respect of which indemnity may be sought under Section 5.2, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 5.1 if notice of the inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time (regardless of when the Loss in respect thereof may actually be incurred). 5.2 Indemnification. (a) Indemnification by Seller and Seller Member. Subject to the other terms of this Section 5.2, Seller and Seller Member shall, jointly and severally, indemnify the Buyer Indemnitees and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Indemnitees as and when incurred for any Losses which any such Buyer Indemnitee may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach of or inaccuracy in any representation or warranty made by Seller in this Agreement; (ii) any nonfulfillment, violation or breach of any covenant, agreement or obligation to be performed by Seller under this Agreement; (iii) any Indemnified Taxes;

-43- (iv) any Closing Indebtedness or Transaction Expenses to the extent not included in the calculation of the Final Purchase Price as determined pursuant to Section 2.3; (v) any claim for indemnification under the Governing Documents of the Company arising out of or relating to events or circumstances that occurred prior to the Closing; or (vi) any of the matters set forth on Schedule 5.2(a)(vi) attached hereto. provided that Seller and Seller Member shall not have any liability under Section 5.2(a)(i) (other than with respect to Fundamental Representations or Losses that arise from or relate to fraud, for which, in either case, no such limitation shall apply) unless and until the aggregate amount of all Losses relating thereto for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $250,000, after which Seller and Seller Member shall be liable for all such Losses; provided, further that (A) Seller’s and Seller Member’s aggregate liability under Section 5.2(a)(i) (other than with respect to Fundamental Representations or Losses that arise from or relate to fraud, for which no such limitation shall apply) shall in no event exceed $3,000,000 and (B) Seller’s and Seller Member’s aggregate liability under Section 5.2(a)(i) in respect of Fundamental Representations shall not exceed the Base Purchase Price, other than with respect Losses that arise from or relate to fraud, for which no such limitation shall apply. (b) Indemnification by Buyer. Subject to the other terms of this Section 5.2, Buyer shall indemnify the Seller Indemnitees and save and hold each of them harmless against and pay on behalf of or reimburse such Seller Indemnitees as and when incurred for any Losses which any such Seller Indemnitee may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach of or inaccuracy in any representation or warranty made by Buyer in this Agreement; or (ii) any nonfulfillment, violation or breach of any covenant, agreement or obligation to be performed by Buyer under this Agreement; provided that Buyer’s aggregate liability under Section 5.2(b) shall not exceed the Base Purchase Price, in each case, other than with respect Losses that arise from or relate to fraud, for which no such limitation shall apply. (c) Escrow. As long as there are Indemnification Escrow Amounts validly held with the Escrow Agent, any and all Losses payable by Seller or the Seller Member as an Indemnitor pursuant to Section 5.2(a) shall be paid first from the Indemnification Escrow Amount. Within three (3) days following the determination that such payment is due to a Buyer Indemnitee and the delivery of written notice from Buyer of its election to recover such amount from the Indemnification Escrow Amount, Buyer and Seller shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to release such amount to Buyer. If the Indemnification Escrow Amount is insufficient to cover any and all Losses payable by Seller or the Seller Member as an Indemnitor pursuant to Section 5.2(a), or, in the case of any indemnification of the Seller Indemnitees, the applicable Indemnitor, shall promptly pay such Losses by wire transfer of immediately available funds to an account designated by the applicable Buyer Indemnitee or Seller Indemnitee, as the case may be, within three (3) days after the determination thereof; provided, that the Buyer Indemnitees may elect, in their sole discretion, to setoff all or any portion of such amount owing from Seller or Seller Member against any other amounts otherwise due and payable by any of the Buyer Indemnitees or any of their Affiliates to Seller or Seller Member. Within three (3) Business Days following the twelve (12) month anniversary of the Closing Date (the “Indemnification Escrow Release Date”) and Seller’s written notice to Buyer that the Indemnification Escrow Release Date has

-44- expired and a balance remains in the escrow account to be returned to Seller, Buyer and Seller shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to release to Seller any remaining portion of the Indemnification Escrow Amount from the Indemnification Escrow Amount, less any amounts that are subject to pending claims made by any Buyer Indemnitee under this ARTICLE V, until such claims have been satisfied or otherwise resolved at which point Buyer and Seller shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to release to Seller any such amount not used to satisfy the indemnification rights of the Buyer Indemnitee under Section 5.2(a). All indemnification payments under this Section 5.2 shall be deemed adjustments to the Purchase Price for U.S. federal and state income Tax purposes. (d) Third Party Claims. Any Buyer Indemnitee or Seller Indemnitee making a claim for indemnification under this Section 5.2 (an “Indemnitee”) shall notify the indemnifying party (an “Indemnitor”) of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) the Indemnitor has been materially prejudiced thereby. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that, prior to the Indemnitor assuming control of such defense it shall first verify to the Indemnitee in writing that such Indemnitor shall (subject to any dollar limitations set forth herein) be responsible for all liabilities and obligations relating to such claim for indemnification and that (subject to any dollar limitations set forth herein) it shall provide indemnification hereunder to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim; provided, further, that: (i) the Indemnitee shall be entitled to participate in the defense of such claim and to employ one counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor, and except that the Indemnitor shall pay all of the fees and expenses of such separate counsel if the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee); (ii) unless otherwise agreed to in writing by the Indemnitee, the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) the claim seeks an injunction or other equitable relief against the Indemnitee; (C) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (D) the Indemnitor failed or is failing to vigorously prosecute or defend such claim; (E) the Indemnitee reasonably believes that the Loss relating to the claim could exceed the maximum amount that such Indemnitee could then be entitled to recover under the applicable provisions of this Section 5.2; or (F) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification could be detrimental to or injure the Indemnitee’s reputation or future business prospects; and (iii) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive

-45- or other equitable relief or any other restrictions will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice. (e) Direct Claims. Notwithstanding anything herein to the contrary, any claim by an Indemnitee for indemnification not involving a third party claim may be asserted by giving the Indemnitor written notice thereof. (f) Limitations. Each of Seller and Seller Member hereby agrees that it shall not (and shall cause its Affiliates not to) make any claim for indemnification against Buyer, the Company, or any of their respective Affiliates by reason of the fact that Seller, Seller Member or any of their respective Affiliates is or was an equityholder, member, director, manager, officer, employee or agent of the Company or its respective Affiliates or is or was serving at the request of the Company or its respective Affiliates as a partner, manager, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any proceeding brought by any of the Buyer Indemnitees against Seller or Seller Member pursuant to this Agreement or applicable Law or otherwise, and each of Seller and Seller Member (on its own behalf and on behalf of its Affiliates) hereby acknowledges and agrees that it shall not have any claim or right to contribution or indemnity from the Company or its respective Affiliates with respect to any amounts paid by Seller or Seller Member pursuant to this Agreement. Effective upon the Closing, each of Seller and Seller Member (on its own behalf and on behalf of its Affiliates) hereby irrevocably waives, releases and discharges the Company and its Affiliates from any and all liabilities and obligations to it of any kind or nature whatsoever, whether in its capacity as an equityholder, manager, member, officer, employee, director or agent of the Company or its Affiliates or otherwise (including in respect of any rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding (other than this Agreement, the other Transaction Documents and any of the other agreements executed and delivered by Buyer in connection herewith and therewith) or otherwise at Law or in equity, and each of Seller and Seller Member agrees that it shall not (and that it shall cause its Affiliates not to) seek to recover any amounts in connection therewith or thereunder from the Company or its Affiliates. In no event shall the Company or its Affiliates have any liability whatsoever to Seller or Seller Member (or any of their respective Affiliates) for breaches of the representations, warranties, agreements or covenants of Seller, Seller Member or the Company hereunder, and neither Seller nor Seller Member shall (and shall cause its Affiliates not to) in any event seek contribution from the Company or its Affiliates in respect of any payments required to be made by Seller or Seller Member pursuant to this Agreement. (g) Materiality. Notwithstanding anything contained herein to the contrary, for purposes of determining whether there has been a breach or inaccuracy in any representation or warranty and the amount of Losses that are the subject matter of a claim for indemnification hereunder, each representation and warranty in this Agreement shall be determined without regard and without giving effect to any Materiality Qualifier set forth in or otherwise applicable to such representation or warranty; provided that no Materiality Qualifier shall be disregarded for such purposes with respect to the representations and warranties set forth in Section 3.7. (h) Exclusive Remedy. The remedies provided by this Section 5.2 shall be the sole and exclusive monetary remedies of the Buyer Indemnitees or Seller Indemnitees for the recovery of Losses resulting from, relating to or arising out of this Agreement. Notwithstanding the foregoing or anything else in this Agreement to the contrary, nothing herein shall limit or otherwise affect any Buyer Indemnitee’s or Seller Indemnitee’s right or ability to make, pursue, enforce or prosecute a claim for (i) equitable relief pursuant to Section 5.6, (ii) fraud, or (iii) breach or violation of the other Transaction Documents.

-46- 5.3 Press Release and Announcements. Unless required by applicable Law (in which case Buyer, Seller and Seller Member agree to use reasonable efforts to consult with the other parties prior to any such disclosure as to the form and content of such disclosure), no press releases or other public releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of Buyer and Seller; provided that, without the consent of any other party hereto, (a) Buyer, the Company and their respective Affiliates may issue any such releases of information which do not disclose the economic terms hereof, (b) Buyer and its Affiliates may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective direct or indirect equityholders on a confidential basis and (c) Buyer, its existing or potential lenders and any of their respective representatives may make public statements or announcements regarding this Agreement and the transactions contemplated hereby as may be necessary in connection with any debt financing being arranged for or on behalf of Buyer. 5.4 Use of Name and Information. Each of Seller Member and Seller acknowledges and agrees that, subsequent to the Closing, Buyer and the Company shall exclusively own or have the right to use and license the Company Intellectual Property. Following the Closing, neither Seller nor Seller Member shall, and shall cause their Affiliates not to, use, register or apply for, directly or indirectly, the name “Aquawolf LLC” and any other fictitious or trade names used by the Company, any variations or derivatives thereof, or any names confusingly similar thereto, or any other Company Intellectual Property. Except in furtherance of the provision of services to the Company, each of Seller and Seller Member agrees that it and its Affiliates shall not, directly or indirectly, access, attempt to access, exploit or otherwise use any databases, lists or other records containing information with respect to customers, vendors or other business partners or relationships of the Company. 5.5 Expenses. Buyer shall pay all of its fees, costs and expenses incurred in connection with the negotiation of this Agreement and the other Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. Seller shall pay all of its and all of its Affiliates’ and the Company’s fees, costs and expenses incurred in connection with the negotiation of this Agreement and the other Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. In addition, other than as provided in Section 5.9(i), Seller shall pay all Closing Indebtedness and Transaction Expenses not otherwise included as a deduction to the Purchase Price on the Closing Statement as finally determined pursuant to Section 2.3. 5.6 Specific Performance. Each of the Company, Seller, Seller Member and Buyer acknowledges and agrees that the non-breaching parties would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the parties hereto agree that the other parties shall be entitled to an injunction or injunctions, without the posting of any bond or other security, to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled pursuant hereto or otherwise at Law or in equity, and the breaching party waives the defense that an adequate remedy at Law may exist. 5.7 Further Assurances. In the event that any further action is necessary or desirable to carry out the purposes of this Agreement and the other Transaction Documents, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request. Each of Seller Member and Seller shall cooperate, and shall cause its Affiliates to cooperate, with the Company and Buyer following the Closing in any request by the Company or Buyer to transfer, or to cause to be transferred, any right, title or interest in any asset,

-47- tangible or intangible, or property that, as of the Closing Date, is or was used by Company or that is owned by Seller or any of its Affiliates (including Seller Member) or associates. 5.8 Confidentiality. Each of Seller and Seller Member agrees not to disclose or use at any time (and shall cause each of its Affiliates not to use or disclose at any time) any Confidential Information. Each of Seller and Seller Member further agrees to take all commercially reasonable steps (and to cause each of its Affiliates to take all commercially reasonable steps) but, in each case, to exercise no less than a reasonable standard of care, to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event Seller, Seller Member or any of their respective Affiliates is required by Law to disclose any Confidential Information, Seller or Seller Member, as applicable, shall promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and Seller or Seller Member, as applicable, shall cooperate with Buyer and the Company to preserve the confidentiality of such information consistent with applicable Law. 5.9 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date: (a) In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), (i) the amount of any Taxes other than real and personal property Taxes (and similar Taxes imposed solely on a periodic basis) of the Company for the portion of the Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a daily basis, and (ii) the amount of real and personal property Taxes (and similar Taxes imposed solely on a periodic basis) of the Company for the portion of the Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. (b) Buyer shall cause the Company to prepare and timely file all Tax Returns of the Company due after the Closing Date or overdue as of the Closing Date (the “Buyer Prepared Returns”). With respect to any Buyer Prepared Return that either shows an Indemnified Tax or relates to a Straddle Period, not less than fifteen (15) days prior to the due date for filing any Tax Return for a Straddle Period (taking into account any valid, applicable extensions), but in no event earlier than twenty (20) days after the Closing Date, Buyer shall deliver a copy of such Tax Returns to Seller for its review and comment thereon. Buyer shall cause the Company to incorporate any reasonable comments made by Seller within five (5) days of receipt of such draft Buyer Prepared Return in the Buyer Prepared Return actually filed. (c) Seller shall, at Seller’s cost and expense, prepare or cause to be prepared and file or cause to be filed all Pass-Through Tax Returns required to be filed by the Company with respect to any taxable period ending on or prior to the Closing Date and the initial due date of which is after the Closing Date. All such Pass-Through Tax Returns shall be prepared and filed in a manner that is consistent with the prior practices, procedures, and accounting methods of the Company, except as otherwise contemplated by this Agreement or required in order to be supportable at a “more likely than not” (or higher) confidence level under applicable Law. (d) Buyer, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably

-48- relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Seller agree to retain all books and records in their possession with respect to Tax matters pertinent to the Company relating to any Pre-Closing Tax Period until the expiration of the applicable statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. (e) Buyer or Seller, as the case may be, shall provide notice to the other party upon receipt of any written notice from a Tax authority of a Tax audit, dispute or other Tax proceeding with respect to the Company for a Pre-Closing Tax Period or Straddle Period, if such Tax audit, dispute or other Tax proceeding relates to a Pass-Through Tax Return (a “Covered Tax Proceeding”). (i) Within ten (10) days of the receipt of notice from the Buyer of a Covered Tax Proceeding, Seller may elect to control, at Seller’s expense, the contest or resolution of such Covered Tax Proceeding unless such Covered Tax Proceeding relates to a Straddle Period; provided that Seller shall (A) keep Buyer reasonably informed with respect to the status of such Covered Tax Proceeding, including by giving Buyer advance notice of, and opportunity to attend, any material in-person or telephonic meetings, (B) provide copies to Buyer of any material written correspondence or other material submissions received from a Tax authority with respect to such Covered Tax Proceeding, (C) provide copies of any material written correspondence to be provided to any Tax authority in connection with such Covered Tax Proceeding to Buyer for Buyer’s review and comment, with all reasonable comments of Buyer to be reflected in such submission, and (D) provide to Buyer (at Buyer’s sole cost and expense) reasonable participation rights with respect to any such Covered Tax Proceeding; provided, further, that Seller shall not enter into any settlement of, or otherwise compromise, any such Covered Tax Proceeding without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed). (ii) In the case of a Covered Tax Proceeding (A) which Seller does not timely elect to control pursuant to the preceding sentence and/or (B) which relates to a Straddle Period, Buyer shall control such Covered Tax Proceeding, provided that the Buyer shall (1) keep Seller reasonably informed with respect to the status of such Covered Tax Proceeding, including by giving Seller advance notice of, and opportunity to attend, any material in-person or telephonic meetings, (2) provide copies to Buyer of any material written correspondence or other material submissions received from a taxing authority with respect to such Covered Tax Proceeding, (3) provide copies of any material written correspondence to be provided to any Tax authority in connection with such Covered Tax Proceeding to Seller for Seller’s review and comment, with all reasonable comments of Seller to be reflected in such submission, and (4) provide to Seller (at Seller’s sole cost and expense) reasonable participation rights with respect to any such Covered Tax Proceeding; provided, further that Buyer shall not enter into any settlement of, or otherwise compromise, any such Covered Tax Proceeding without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed). (iii) To the extent that there is any inconsistency between Section 5.2(d) or Section 5.2(e) and this Section 5.9(e) as it relates to any matters relating to Taxes, the provisions of this Section 5.9(e) shall govern. (f) All Tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder. (g) The parties hereby agree and acknowledge that the proposed acquisition of the Purchased Equity is intended to be treated as a purchase and sale of an undivided interest in the assets of

-49- the Company for federal and applicable state Income Tax purposes, and each of the parties agrees to file their respective Tax Returns in a manner consistent with such intended Tax treatment. (h) The consideration paid by Buyer for the Purchased Equity, plus any liabilities assumed or deemed assumed by Buyer and any other amounts treated as consideration for Income Tax purposes, in each case, with respect to the Purchased Equity, shall be allocated among the assets of the Company for Income Tax purposes in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provisions of state, local or non-U.S. Law as appropriate) and pursuant to the estimated allocation prepared by Seller and Buyer set forth on Schedule I (as may be adjusted as contemplated in this Section 5.9(h), the “Allocation Statement”). Notwithstanding this Section 5.9(h), the parties hereto agree that the allocation pursuant to the Allocation Statement shall be further adjusted to reflect any indemnification payments made pursuant to ARTICLE V that are treated as adjustments to the purchase price pursuant to Section 5.2(c), the release of any portion of the Indemnification Escrow Amount that is paid to Seller pursuant to Section 5.2(c), and any other adjustments after the Closing to the Purchase Price (and any other amounts treated as consideration for U.S. federal and applicable state and local Tax purposes) in a manner consistent with the allocation agreed upon pursuant to this Section 5.9(h) and Section 1060 of the Code and the Treasury Regulations thereunder. Each of the parties hereto and their respective Affiliates shall, unless otherwise required by a final "determination" (within the meaning of Section 1313(a) of the Code), (A) prepare and file all Tax Returns, including all IRS Forms 8594, in a manner consistent with the Allocation Statement, and (B) take no position in any Tax Return, tax proceeding or otherwise that is inconsistent with the Allocation Statement, in each case, as finally determined pursuant to this Section 5.9(h). In the event that any of the allocations set forth in the Allocation Statement are disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify and consult with the other party concerning the resolution of such dispute. (i) All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (“Transfer Taxes”) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne one-half by Buyer and one-half by Seller, and the party required by applicable Law to file any Tax Return or other document with respect to such Transfer Taxes shall file, or cause to be filed, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the other party shall join in the execution of any such Tax Returns and other documentation. 5.10 Release. Seller and Seller Member (on each of their own behalf and on behalf of their respective former and current Affiliates and its and their respective former and current officers, directors, employees, agents, representatives, members, managers, partners, and equityholders, and all of their respective predecessors, successors, heirs and assigns (collectively, the “Releasors”)) hereby unconditionally and irrevocably acquits, remises, waives, releases and forever discharges the Company (and its predecessors) and their respective former and current Affiliates (including New Mountain Capital, L.L.C.) and their respective officers, directors, employees, managers, agents, insurers, attorneys, members, representatives, predecessors, successors and assigns (collectively, the “Releasees”) from any and all liabilities, losses and obligations of every kind or nature whatsoever, whether in any Releasor’s capacity as an equityholder, creditor, lender, director, manager, officer, employee or agent of any Releasee or otherwise, whether accrued or fixed, liquidated or unliquidated, known or unknown, suspected or unsuspected, absolute or contingent, matured or unmatured, or determined or determinable, including those arising under any Law, contract, arrangement, commitment, transaction or undertaking, whether written or oral, to the extent arising prior to the Closing (except for claims under this Agreement) (the “Released Claims”). Each of Seller and Seller Member understands that this general release shall apply to all unknown or unanticipated claims, damages and causes of action, as well as those known and anticipated. Notwithstanding the foregoing, the Released Claims shall not include, and the foregoing release of claims

-50- shall not apply to claims that cannot be waived by private agreement under applicable Law. Each of Seller and Seller Member (on each such party’s own behalf and on behalf of the other Releasors) agrees that, from and after the Closing, the Releasors shall not seek to recover any amounts in connection with any Released Claim from any Releasee. In furtherance of the foregoing, each of Seller and Seller Member, on such party’s own behalf and on behalf of the other Releasors, hereby waives and agrees not to assert any rights under any Law to the effect that a general release does not extend to claims that the creditor does not know or suspect at the time of executing the release, including Section 1542 of the California Civil Code. Each of Seller and Seller Member agrees that in no event shall the Company or its Affiliates have any liability to Seller or Seller Member, and neither Seller nor Seller Member shall have any right to contribution or indemnity from the Company or its Affiliates, with respect to any amounts paid or payable by or indemnification obligations of Seller or Seller Member pursuant to this Agreement or for breaches of the representations, warranties, agreements, or covenants of Seller or Seller Member hereunder. 5.11 Restrictive Covenants. (a) Each of Seller and Seller Member (each a “Restricted Party” and collectively “Restricted Parties”) acknowledges that an important part of the benefit that Buyer will receive in connection with the transactions contemplated hereby is the ability to conduct the business of the Company free from competition from Restricted Parties. In order that Buyer may enjoy such benefits, each Restricted Party agrees that for the Non-Compete Restricted Period (in the case of the following clauses (i) and (iv)) and the Non-Solicit Restricted Period (in the case of the following clauses (ii) and (iii)), each Restricted Party will not, and each will cause their respective Affiliates not to, directly or indirectly: (i) engage or participate in, have any ownership or other interest (whether financial or otherwise) in, or in any way assist (as an employee, agent, consultant, investor, partner, shareholder, member, lender, director, officer, or otherwise) any Person to engage in the operation of the Business, any other business engaged in by the Company prior to the Closing, or a business substantially similar to the Business or to such other business, or any portion thereof, anywhere in the United States; (ii) attempt to induce or encourage others to induce any employee of or consultant to the Company or any of its Affiliates, to terminate such person’s employment with the Company or any of its Affiliates (in the case of an employee) or cease providing services to the Company or any of its Affiliates (in the case of a consultant); (iii) solicit or hire or encourage any Person to solicit or hire any employee of the Company or any of its Affiliates or any person who was an employee of the Company or any of its Affiliates during the one (1) year preceding the date of proposed hire; or (iv) divert, solicit, or interfere with, or attempt to divert, solicit, or interfere with, or assist or encourage any Person in diverting, soliciting, interfering with, or attempting to divert, solicit, or interfere with, any customer, client, or supplier, or prospective customer, client, or supplier, of the Company or any of its Affiliates. Notwithstanding the foregoing, the provisions of this Section 5.11(a) will not prohibit Restricted Parties from being a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation that is listed on a national securities exchange. (b) Each Restricted Party will not, and each will cause its respective Affiliates not to, directly or indirectly, make any negative statement or communication regarding Buyer, the Company, or any of their respective Affiliates, or their respective officers, directors, managers, shareholders, members, equityholders, partners, employees, contractors, agents, successors, or assigns or any of their products, services, or businesses; provided, however, that neither Restricted Party nor any of its respective Affiliates will be prevented from making true and accurate statements or communications in connection with any disclosure to any government agency or that they reasonably believe are required pursuant to applicable Law or necessary to enforce any rights under this Agreement. (c) Each Restricted Party agrees and acknowledges that the duration and scope of the restrictive covenants contained in this Section 5.11 are fair, reasonable, and necessary in order to protect the legitimate interests of Buyer, and that adequate consideration has been received for such obligations by

-51- Restricted Parties. If, however, for any reason any court determines that the restrictions in this Section 5.11 are not reasonable or that such consideration is inadequate, such restrictions will be interpreted, modified, or rewritten to include as much of the duration, scope, and geographic area identified in this Section 5.11 as will render such restrictions valid and enforceable. (d) Each Restricted Party acknowledges that any breach or threatened breach of the provisions contained in this Section 5.11 will result in serious and irreparable injury to Buyer. Therefore, each Restricted Party acknowledges and agrees that in the event of a breach or threatened breach by either Restricted Party or any of its respective Affiliates, Buyer will be entitled, in addition to any other remedy at Law or in equity to which Buyer may be entitled, to equitable relief against such Person, including an injunction to restrain such Person from such breach and to compel compliance with the obligations of such Person hereunder in protecting or enforcing Buyer’s rights and remedies, all without the posting of any bond or other security. 5.12 Insurance Matters. To the extent that Buyer, any of its Affiliates or the Company has a Proceeding or insurance claim that is related to the Company based on any actual or alleged fact, action, failure to act, injury, damage or circumstance existing or occurring prior to the Closing Date under any insurance policies and related umbrella and excess policies of Seller Member, including (a) commercial general liability or general liability insurance policy, (b) umbrella liability insurance policy, (c) property, (d) workers compensation and employers liability policy and (e) automobile liability policy (collectively, the “Seller Member Insurance Policies”), the Company’s rights to coverage under such policies will continue with respect to such Proceedings and insurance claims without the assessment of any charges or charge-back fees or premium to Buyer or any of its Affiliates or any requirement that such parties make any payment with respect thereto or reimburse Seller Member or any insurers with respect thereto. After the Closing, Seller and Seller Member shall, in good faith, timely submit on behalf of Buyer, its Affiliates or the Company all claims under the Seller Member Insurance Policies, and claims for Losses relating to, arising out of, or based on any fact, action, failure to act, injury, damage or circumstance existing or occurring prior to the Closing Date relating to the Company for which insurance coverage is reasonably likely to be available under the Seller Member Insurance Policies (each such claim, an “Insurance Claim”). After the Closing, Seller and Seller Member shall timely submit such Insurance Claims on behalf of Buyer, its Affiliates or the Company for adjustment and coverage in accordance with the Seller Member Insurance Policies to the same extent as Seller, Seller Member and other Persons with respect to the Company were entitled prior to the Closing. Seller and Seller Member shall deliver promptly any payments received with respect to any such Insurance Claim to Buyer or as otherwise directed in writing by Buyer. Seller and Seller Member shall provide Buyer and its Affiliates with reasonable cooperation regarding the adjustment and pursuit of coverage for each Insurance Claim and the Buyer and its Affiliates shall have the right to effectively associate in the adjustment and pursuit of coverage for any Insurance Claim. Seller Member shall provide Buyer with thirty (30) days’ prior written notice of cancellation of the Seller Member Insurance Policies. ARTICLE VI MISCELLANEOUS 6.1 Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver will be binding upon Seller and Seller Member only if such amendment or waiver is set forth in a writing executed by Seller and any such amendment or waiver will be binding upon the Company or Buyer only if such amendment or waiver is set forth in a writing executed by the Company or Buyer, respectively. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

-52- No waiver of any of the provisions of this Agreement shall be effective unless in writing and no waiver shall be deemed to, nor shall any waiver, constitute a waiver of any other provisions, regardless of whether similar, nor shall any waiver constitute a continuing waiver. 6.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by next day courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service for next day delivery, (c) if deposited in the United States mail, first class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, or (d) if sent by email, (i) on the date sent, if sent on a Business Day, and (ii) on the next Business Day following the date sent, if sent on a non-Business Day. Notices, demands and communications shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below: Notices to Seller and/or Seller Member: Mammoth Energy Partners LLC Mammoth Energy Services, Inc. 14201 Caliber Drive, Suite 300 Oklahoma City, OK 73134 Email: [***] Attention: Mark Layton

-53- with a copy (which shall not constitute notice) to: Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. 521 East 2nd Street, Suite 1200 Tulsa, OK 74120 Email: [***]; [***] Attention: Stephen W. Ray and Betsy G. Jackson Notices to the Company and/or Buyer: Qualus, LLC 100 Colonial Center Parkway, Suite 400 Lake Mary, FL 32746 Email: [***]; and [***] Attention: Patrick Curran and Candice Mountz with a copy (which shall not constitute notice) to: New Mountain Capital 1633 Broadway, 48th Floor New York, NY 10019 Email: [***] and [***] Attention: Rishi Abuwala and Zach Levy with a copy (which shall not constitute notice) to: Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Attention: David Goret; Michael Reinhardt Email: [***]; [***] 6.3 Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective heirs, successors and permitted assigns of the parties hereto, except that no party may assign, delegate or otherwise transfer either this Agreement or any of the covenants and agreements herein or rights, interests or obligations hereunder, without the prior written consent of Buyer and Seller. Notwithstanding the foregoing, Buyer may assign its rights and obligations hereunder, in whole or in part, to (a) any of its Affiliates, (b) in connection with any disposition or transfer of all or any portion of the Company or its businesses in any form of transaction or (c) to any of its lenders as collateral security, in each case, without the consent of any of the other parties hereto; provided, however, that, with respect to any assignments pursuant to the foregoing clause (a) Buyer remains liable for the full and timely performance of all of Buyer’s obligations under this Agreement. 6.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

-54- 6.5 Interpretation. The headings and captions used in this Agreement, in any Schedule or Exhibit hereto, in the table of contents or in any index hereto are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule or Exhibit hereto, and all provisions of this Agreement and the Schedules and Exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The use of the word “including” (or deviations thereof) herein shall mean “including without limitation.” The phrase “made available” or “disclosed” and phrases of similar import shall mean, with respect to any information, document or other material, that such information, document or material was made available by Seller or any of its Representatives in the “Project Puma” virtual data room hosted by Ideals and established in connection with the transactions contemplated by this Agreement at least two (2) Business Days prior to the date of this Agreement and remained available for review by Buyer and its Representatives through the date hereof. The phrase “ordinary course of business” or phrase of similar import shall mean, with respect to the applicable Person, the usual and ordinary course of such Person’s business consistent with past custom and practice (including with respect to frequency, quantity and magnitude). The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. 6.6 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees and creditors of the Company. Notwithstanding the foregoing, (a) the Buyer Indemnitees are express beneficiaries of Section 5.2, and (b) the Non-Recourse Parties are express third-party beneficiaries of Section 6.12. 6.7 Complete Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings whether written or oral, relating to such subject matter in any way, including that certain letter of intent, dated as of May 9, 2025. 6.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. 6.9 Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of email in portable document format or similar format (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them (by means other than Electronic Delivery) to all other

-55- parties. No party hereto or to any such agreement or instrument shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity. 6.10 Governing Law; JURISDICTION; WAIVER OF JURY TRIAL. (a) This Agreement shall be interpreted and construed in accordance with the Laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the Laws of a different jurisdiction. (b) SUBJECT TO THE PROVISIONS OF SECTION 2.3 (WHICH SHALL GOVERN ANY DISPUTE ARISING HEREUNDER), each party hereto agrees that it shall bring any action between the parties hereto arising out of or related to this Agreement exclusively in the Court of Chancery of the State of Delaware or the Complex Commercial Litigation Division for the Superior Court for New Castle County, Delaware, as applicable, and any state appellate court therefrom within the State of Delaware (or, if either the Chancery Court of the State of Delaware or the Complex Commercial Litigation Division for the Superior Court for New Castle County, as applicable, declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action in such court, and irrevocably submits to the exclusive jurisdiction of any such court referenced in this Section 6.10(b) in any such action and waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any party hereto. Each party agrees that service of process upon such party in any such action shall be effective if notice is given in accordance with Section 6.2. (c) THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 6.11 Schedules. No exceptions to any representations or warranties disclosed on one Schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the exception is disclosed as provided herein on each such other applicable Schedule or unless the relevance of such exception to such other representation and warranty is reasonably apparent on its face based upon a plain reading of such exception; provided that in no event shall a disclosed exception on any section or subsection of any Schedule be deemed to qualify the representations and warranties set forth in Section 3.7, unless such exception is specifically set forth on Schedule 3.8.

-56- 6.12 Non-recourse. (a) This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except as otherwise provided in this Agreement or the other Transaction Documents, no past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto (including New Mountain Capital, L.L.C.), or any of their successors or permitted assigns (collectively, the “Non-Recourse Parties”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall limit, restrict or otherwise affect a Person’s rights or obligations under any other Transaction Document. (b) The provisions of this Section 6.12, together with the remedies specified in Section 5.2, were specifically bargained-for between Seller and Buyer and were taken into account by Seller and Buyer in agreeing to the amount of the Purchase Price, the adjustments thereto and the other terms and conditions hereof. Seller, the Company and Buyer have specifically relied upon the provisions of this Section 6.12 together with the remedies specified in Section 5.2, in agreeing to the Purchase Price, the adjustments thereto and the other terms and conditions hereof, including in agreeing to provide the specific representations and warranties set forth herein. 6.13 Time Periods. Unless specified otherwise, any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days (and not Business Days); provided, however, that if the last day for taking such action falls on a day that is not a Business Day, the period during which such action may be taken shall be automatically extended to the next Business Day. * * * * *

[Signature Page to Equity Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Equity Purchase Agreement on the date first written above. COMPANY: AQUAWOLF LLC By: /s/ Mark Layton Name: Mark Layton Its: Chief Financial Officer SELLER: MAMMOTH ENERGY PARTNERS LLC By: /s/ Mark Layton Name: Mark Layton Its: Chief Financial Officer SELLER MEMBER: MAMMOTH ENERGY SERVICES, INC. By: /s/ Mark Layton Name: Mark Layton Its: Chief Financial Officer

[Signature Page to Equity Purchase Agreement] BUYER: QUALUS, LLC By: /s/ Candice Mountz Name: Candice Mountz Its: General Counsel